UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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HEARTLAND PAYMENT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2015
The Board of Directors of Heartland Payment Systems, Inc. (the “Company”) hereby gives notice that the 2015 annual meeting of stockholders (the “Annual Meeting”) will be held at the Company’s offices located at 300 Carnegie Center, Princeton, New Jersey 08540, on Friday, May 8, 2015 at 9:00 a.m. ET for the following purposes:

1.
To elect seven (7) directors, nominated by the Board of Directors, to the Company’s Board of Directors for terms expiring at the 2016 annual meeting of stockholders or until their successors are duly elected and qualified as provided in the Company’s Bylaws.

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To approve, by a non-binding advisory vote, the Company's executive compensation.

4.	To approve the Company's Second Amended and Restated 2008 Equity Incentive Plan.

5.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proposal No. 1 relates solely to the election of seven (7) directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.
This year the Company has elected to deliver our proxy materials to the majority of our stockholders over the Internet under the Securities and Exchange Commission’s “notice and access” rules. This delivery process allows us to provide stockholders with the information they need, while at the same time reducing the environmental impact of our Annual Meeting and lowering the cost of delivery. On March 27, 2015, the Company mailed to our stockholders of record at the close of business on March 10, 2015 (the “Record Date”) a Notice of Internet Availability of Proxy Materials containing instructions on how to:

•	Access the Company’s Proxy Statement for the Annual Meeting and our 2014 Annual Report to Stockholders;

•	Vote online, by telephone, or by mail; and

•	Receive a paper copy of the proxy materials by mail.

On March 27, 2015, the Company also first mailed this Proxy Statement and the enclosed proxy card to certain stockholders. If you attend the Annual Meeting you may vote in person if you wish, even though you have previously returned your proxy.

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You are entitled to attend the Annual Meeting in person only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

By Order of the Board of Directors

/s/ Charles H. N. Kallenbach
Charles H. N. Kallenbach
Chief Legal Officer, General Counsel and Secretary
Princeton, New Jersey
Date: March 27, 2015
In this proxy statement, the words “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to Heartland Payment Systems, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.
IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

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Table of Contents

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS........................................................................	i

PROPOSAL NO. 1 - ELECTION OF DIRECTORS..............................................................................................	2
Information Concerning Directors and Nominees......................................................................................	2

CORPORATE GOVERNANCE...............................................................................................................................	5
Information Concerning the Board of Directors..........................................................................................	5
Board Leadership Structure..........................................................................................................................	5
Board’s Role in Risk Oversight....................................................................................................................	6
Board Committees........................................................................................................................................	7
Communication with Directors....................................................................................................................	8
Director Compensation................................................................................................................................	8
Director Qualifications and Nomination Procedures...................................................................................	9

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..........................................................................................................................................	10

Report of the Audit Committee....................................................................................................................................	11

Principal Accountant Fees and Services......................................................................................................................	11

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION..................................................	12

EXECUTIVE OFFICERS OF THE REGISTRANT.............................................................................................	13

COMPENSATION DISCUSSION AND ANALYSIS.............................................................................................	14
Executive Summary - Linking our Performance and Pay............................................................................	14
Overview of Our Commitment to Best Compensation Practices: What We Do and Don't Do...................	16
Compensation Objectives - Why We Pay What We Pay..............................................................................	16
Elements of Compensation..........................................................................................................................	17
Determining Executive Compensation........................................................................................................	18
Equity Awards Structure in 2014.................................................................................................................	18
2014 Executive Compensation - Setting the Compensation Elements........................................................	19
Total Award - Determining the 2014 Bonus.................................................................................................	22
2014 Equity Grants to Named Executive Officers.......................................................................................	23
Previous Equity Grants and 2014 Performance...........................................................................................	26
Other Equity Compensation Policies...........................................................................................................	29
Other Compensation-Related Policies.........................................................................................................	29
Accounting & Tax Considerations...............................................................................................................	30

Report of the Compensation Committee......................................................................................................................	30
Compensation Committee Interlocks and Insider Participation...................................................................................	31
EXECUTIVE COMPENSATION AND OTHER RELATED MATTERS...........................................................	31
Summary Compensation Table....................................................................................................................	31
Grants of Plan Based Awards.......................................................................................................................	32
Outstanding Equity Awards..........................................................................................................................	32
Options Exercises and Stock Vested for Fiscal Year Ended December 31, 2014........................................	38
Pension Benefits and Nonqualified Deferred Compensation.......................................................................	38
Potential Payments Upon Termination or Change of Control......................................................................	38
Indemnification Arrangements.....................................................................................................................	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................	41
Section 16(a) Beneficial Ownership Reporting Compliance.......................................................................	43
Certain Relationships and Related Transactions..........................................................................................	43
Policy with Respect to Related Person Transactions...................................................................................	43

PROPOSAL NO. 4 - APPROVAL OF SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN...............................................................................................................................................	44

OTHER ITEMS.........................................................................................................................................................	52
Code of Ethics..............................................................................................................................................	52
Stockholder Proposals for 2016 Annual Meeting........................................................................................	52
Other Business.............................................................................................................................................	52

APPENDIX A.............................................................................................................................................................	53
Second Amended and Restated 2008 Equity Incentive Plan with Marked Changes...................................	53

Proxy Card..................................................................................................................................................................	83

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HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET, PRINCETON, NJ 08542

PROXY STATEMENT

2015 Annual Meeting of Stockholders
To Be Held On May 8, 2015
This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being distributed and made available in connection with the solicitation by our Board of Directors of proxies for use at our 2015 annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2015, at 9:00 a.m. ET at the Company’s offices located at 300 Carnegie Center, Princeton, New Jersey 08540, and at any adjournments or postponements thereof. This Proxy Statement and the related materials are first being made available to stockholders on or about March 27, 2015.
Voting Securities. The close of business on March 10, 2015 is the record date (the “Record Date”) for determining the holders of outstanding shares of our Common Stock, par value $0.001 per share (the “Common Stock”), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 36,555,880 shares of Common Stock outstanding and approximately 16 holders of record. Each holder of record is entitled to one (1) vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. No other class of securities will be entitled to vote at the Annual Meeting. Stockholders have no cumulative voting rights.
Quorum. The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum at the Annual Meeting. Shares that are voted “For”, “Against”, “Abstain” or “Withhold Authority” on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.
Vote Required for each Proposal. Under Delaware law and our Certificate of Incorporation and Bylaws, as each is in effect on the date hereof, if a quorum exists at the Annual Meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted for the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other proposal to be considered at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval.
Abstentions. Under our Bylaws and applicable Delaware law, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business; and (ii) the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on a proposal. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, for any matter other than the election of directors, an abstention will have the same effect as a vote against the proposal.
 Broker Non-Votes. “Broker non-votes” (i.e., shares held by a broker, bank, trustee or nominee which are represented at the meeting, but with respect to which the broker, bank, trustee or nominee is not empowered to vote on a particular non-routine proposal without instructions from the beneficial owner and instructions are not given) will be counted in determining whether a quorum is present. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting. Under New York Stock Exchange (“NYSE”) rules, beneficial owners of shares of Common Stock held in street name who do not provide the broker, bank, trustee or nominee that holds such shares of Common Stock with specific voting instructions empower the broker, bank, trustee or nominee to have discretion to vote such shares on Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), but not with respect to Proposal 1 (Election of Directors) Proposal 3 (Advisory Vote on Executive Compensation) and 4 (Approval of Second Amended and Restated 2008 Equity Incentive Plan), in which case, such shares will be counted as a “broker non-vote” on those proposals.

Voting of Proxies. All shares of Common Stock represented by a valid proxy received prior to the Annual Meeting (and not revoked) will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares of Common Stock will be voted in accordance with the specification so made. If no choice is indicated on the proxy card, the shares will be voted “FOR” all nominees and “FOR” all other proposals described herein in accordance with the recommendations of our Board of Directors.
Revocation of Proxies. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to our Corporate Secretary at the address given above, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance alone at the Annual Meeting is not sufficient to revoke a proxy; a stockholder must vote it at the Annual Meeting to revoke the proxy.
Costs of Solicitation. The Company is bearing the entire cost of soliciting proxies, including preparing assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or be electronic communication by the Company’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. To assist in the solicitation of proxies and the distribution and collection of proxy materials, the Company may engage Georgeson, Inc. a proxy solicitation firm, for an estimated fee of $8,500. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of common stock.
Other Matters. Our Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented and you granted a proxy, the persons you named as proxy holders, Robert O. Carr and Robert H.B. Baldwin, Jr., or either of them, will have discretion, to the extent allowed by Delaware law, to vote your shares in accordance with their own judgment on such matters.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General
Seven (7) individuals, all of whom are presently members of our Board of Directors, have been nominated for election as our directors for terms expiring at our 2016 annual meeting of stockholders and until their respective successors are elected and qualified. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. There are no family relationships among any of the Company’s directors or executive officers.
Information Concerning Directors and Nominees
Information regarding each nominee for director is set forth in the following table:

Name	Age	Director Since	Position	Term Expires at the Annual Meeting Held In The Year
Robert O. Carr	69	2000	Chairman and Chief Executive Officer	2016
Maureen Breakiron-Evans	60	2012	Director	2016
Mitchell L. Hollin	52	2001	Director	2016
Robert H. Niehaus	59	2001	Director	2016
Marc J. Ostro, Ph.D.	65	2002	Director	2016
Jonathan J. Palmer	72	2003	Director	2016
Richard W. Vague	59	2007	Director	2016

Our policy is not to discriminate on the basis of race, gender or ethnicity and our Board of Directors is supportive of any qualified candidate who would also provide our Board of Directors with more diversity; however, we have no formal policy regarding Board diversity. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our business strategy. The biographical information presented below includes certain qualifications, attributes, skills and other information with respect to the seven (7) directors nominated for re-election and currently serving on our Board of Directors that caused our Nominating and Corporate Governance Committee and Board of Directors to determine that the person should serve as one of our directors:
Robert O. Carr, age 69, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000. Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective. Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997. Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years. Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois. Because of Mr. Carr’s deep knowledge of our business and industry as well as his detailed and in-depth knowledge of the issues, opportunities and challenges facing us, we believe that he is an invaluable member of our Board of Directors.
Maureen Breakiron-Evans, age 60, has served as one of our directors since November 2012. Ms. Breakiron-Evans served as Chief Financial Officer of Towers Perrin from January 2007 until April 2008. From February 2005 until October 2006, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004, Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is VISA’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation in San Francisco including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. Ms. Breakiron-Evans also serves as a director of Cognizant Technology Solutions Corporation, an information technology services provider, since 2009, where she chairs the Audit Committee and serves on the Nominating and Corporate Governance Committee. Ms. Breakiron-Evans has also served as a director of ING Direct, an Internet bank and the Federal Home Loan Bank of Pittsburgh. Ms. Breakiron-Evans received a Bachelor of Business Administration degree from Stetson University, a Master of Business Administration degree from Harvard Business School and a Master of Liberal Arts degree from Stanford University. She is also a Certified Public Accountant in the State of California. Because of her knowledge of business and financial matters as well as well as her experience as an outside director and as a member of audit committees, we believe that Ms. Breakiron-Evans is able to provide valuable input regarding our financial and other matters.
Mitchell L. Hollin, age 52, has served as one of our directors since October 2001 and as our Lead Independent Director since January 2011. Mr. Hollin is a Partner of LLR Capital, L.P., which is the general partner of LLR Equity Partners, L.P., an independent private equity firm, which he joined in August 2000. From 1994 until joining LLR Capital, L.P., Mr. Hollin was a founder and Managing Director of Advanta Partners LP, a private equity firm affiliated with Advanta Corporation. Prior to his involvement with Advanta Partners LP, Mr. Hollin was a Vice President at Cedar Point Partners LP, a middle market buyout firm and before that an Associate at Patricof & Co. Ventures, Inc., an international venture capital firm. Mr. Hollin is a member of the board of directors of various private companies. Mr. Hollin received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hollin’s 20 plus years of private equity investment experience with industry expertise in financial services, information technology and outsourced business services as well as his service as a director of numerous companies provides our Board of Directors with insight into the strategic and operational issues that our Company faces.
Robert H. Niehaus, age 59, has served as one of our directors since October 2001.  Mr. Niehaus is the Chairman and founder of GCP Capital Partners LLC, an independent privately held investment management firm and the successor to Greenhill Capital Partners, the merchant banking business of Greenhill & Co., Inc. (NYSE: GHL).  Mr. Niehaus joined Greenhill & Co. in 2000 to begin the formation of Greenhill Capital Partners and served as its Chairman and Chair of its Investment committee from 2000 to 2009. Prior to joining Greenhill & Co., Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999.  Mr. Niehaus was Vice Chairman and a Director of the Morgan Stanley Leveraged Equity Fund II, L.P., a private equity investment fund, from 1992 to 1999, and was Vice Chairman and a Director of Morgan Stanley Capital Partners III, L.P., a private equity fund, from 1994 to 1999.  Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.  Mr. Niehaus currently serves as the Chairman of the Board of Directors of Iridium Communications Inc., a publicly held mobile satellite company, and the director of various private companies.  Mr. Niehaus previously served as a director of the following publicly held companies: American Italian Pasta Company from 1992 to January 2008, Crusader Energy Group Inc. from July 2008 to July 2009, EXCO Resources Inc. from November 2004 to June 2009, Global Signal, Inc. from October 2002 until its merger with Crown Castle International Corp., or Crown Castle, in January 2007, and Crown Castle from January 2007 to July 2007. Mr. Niehaus received a B.A. in International Affairs from the Woodrow Wilson School at Princeton University and an M.B.A. from the Harvard Business School.  We believe that Mr. Niehaus’ substantial experience in investment banking and financial services, as well as his service as a director of numerous companies, provides our Board of Directors with insight into strategic and operational issues that our Company faces.
Marc J. Ostro, Ph.D., age 65, has served as one of our directors since October 2002. Since February 17, 2006, Dr. Ostro has served as a General Partner in Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies and, in certain cases, medical device, diagnostic and drug discovery technology companies. Previously, from January 2002 to February 2006, Dr. Ostro was a partner at TL Ventures, L.P., a Pennsylvania-based venture capital firm. Immediately prior to that, Dr. Ostro was a private consultant to the biotechnology industry since May 2000. From November 1997 to May 2000, he was Senior Managing Director and Group Leader for KPMG Life Science Corporate Finance (Mergers and Acquisitions). In 1981, Dr. Ostro co-founded The Liposome Company, a biotechnology company. Dr. Ostro is a member of the Board of Directors of ZSPharma, a publicly traded biopharmaceutical company. Dr. Ostro received a B.S. in Biology from Lehigh University, a Ph.D. in Biochemistry from Syracuse University, and was a Postdoctoral Fellow and Assistant Professor at the University of Illinois Medical School. Dr. Ostro brings to our Board significant experience assisting companies with strategic allocation of capital resources.
Jonathan J. Palmer, age 72, has served as one of our directors since November 2003. Since May 2006, Mr. Palmer has served as President and Chief Executive Officer of PA Liberty Holdings, an investment company. From November 2005 until September 2010, Mr. Palmer served as President and Chief Executive Officer of FSV Payment Systems, a leading prepaid debit issuer and processor. From 1999 to October 2003, Mr. Palmer served as President and Chief Executive Officer of Vital Processing Services. From 1996 to 1999, he served as President and Chief Executive Officer of Wellspring Resources, an outsourced benefits administrator. From 1990 to 1996, Mr. Palmer was the Chief Retail Banking and Technology Executive at Barnett Banks, where he created Barnett Technologies, an outsourced services firm offering a wide range of back office functions for banks. Prior to joining Barnett Banks, he was an Executive Vice President with Shearson Lehman Brothers, and held a number of roles at Fidelity Bank in Philadelphia, succeeding to Vice Chairman in the late 1980s. Mr. Palmer received a B.S. in Applied Mathematics from LaSalle University, and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Palmer brings to our Board substantial experience in our industry, having served as Chief Executive Officer of several companies in the payment processing industry. Because of such experience, we believe that Mr. Palmer has a deep understanding of many of the strategic and operational issues we face and provides useful insight to our Board as we review our strategic initiatives.
Richard W. Vague, age 59, has served as one of our directors since May 2007.  Since October 2010, Mr. Vague has served as Managing Partner of Gabriel Investments, an early stage investment fund.  From May 2007 until September 2011, Mr. Vague served as Chief Executive Officer and Co-Founder of Energy Plus, a Philadelphia-based electricity and natural gas supplier.  Immediately prior to that, Mr. Vague served as the Chief Executive Officer of Barclays Bank Delaware, a financial institution and credit card issuer, a company he co-founded as Juniper Financial in 2000; the company was sold to Barclays Bank Delaware in 2004.  From 1985 to 1999, Mr. Vague was with First USA, a company he co-founded and eventually served as Chairman and CEO.  He also served for a period as Chairman of Paymentech, the merchant processing subsidiary of First USA which was acquired by Bank One in 1997.  Mr. Vague received a B.S. in communication from the University of Texas at Austin.  Mr. Vague has served as a Chief Executive Officer and corporate Chairman in our industry for more than 20 years, which gives him an understanding of many of the strategic and operational issues we face.
Vote Required
If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required to elect any director named below.
Board Recommendation
Our Board of Directors recommends that stockholders vote “FOR” each of the nominees to our Board of Directors listed above.
CORPORATE GOVERNANCE

Information Concerning the Board of Directors
Committee Structure. Our Board of Directors has three standing committees: (i) an Audit Committee; (ii) a Compensation Committee; and (iii) a Nominating and Corporate Governance Committee. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a written charter. From time to time, our Board of Directors may also form special, ad hoc committees to which it delegates certain authority to administer particular duties of the Board.

Board and Committee Meetings. Robert O. Carr serves as the Chairman at meetings of our Board of Directors. Our Board of Directors held six meetings in the fiscal year 2014 either in person or by telephone. During this period, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each Committee on which he or she served.
It is our policy to encourage directors to attend our annual meetings of stockholders. Six of seven of our directors who stood for election in 2014 attended our 2014 annual meeting of stockholders.
Independence Determinations. Our Board of Directors has determined that the following directors are “independent” under current NYSE rules: Maureen Breakiron-Evans, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D., Jonathan J. Palmer and Richard W. Vague. To be considered independent, our directors must meet the bright-line independence standards under the listing standards of the NYSE, and the Board of Directors must affirmatively determine that the director otherwise has no material relationship with us directly or as an officer, stockholder or partner of an organization that has a relationship with us.
Robert O. Carr serves as Chairman at meetings of our Board of Directors. Mitchell L. Hollin, our Lead Independent Director, presided over executive sessions of our non-management directors. During fiscal year 2014, six (6) executive sessions of our non-management directors were held.
For additional information on our corporate governance, including the charters approved by our Board of Directors for our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit the Corporate Governance page of our investor relations website at www.heartlandpaymentsystems.com/About/Investor-Relations. Printed copies of this information may be obtained by requesting copies from our Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.
Board Leadership Structure
Chairman and CEO. Robert O. Carr has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in October 2000. Our Board of Directors believes that Mr. Carr’s service as both Chairman of the Board of Directors and Chief Executive Officer is in our best interests and the best interests of our stockholders. This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this Board leadership structure has been effective for us. Mr. Carr possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus best positioned to develop agendas that ensure that our Board’s time and attention are focused on the matters that are most critical to us. We believe this eliminates the potential for duplication of efforts and inconsistent actions. Additionally, having one person serve as both Chairman of the Board of Directors and Chief Executive Officer shows our employees, customers, stockholders and other constituencies that we are under strong and decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently.
Lead Independent Director. Recognizing that it is important for our Board of Directors to be able to provide independent oversight of management and to formulate strategy, our Board of Directors created the position of Lead Independent Director in January 2011. Our Board of Directors has appointed Mr. Hollin as Lead Independent Director and determined that the Lead Independent Director will perform the following functions to ensure that our independent directors play an active role in corporate governance. The Lead Independent Director is responsible for:

•	presiding at all meetings of our Board of Directors at which our Chairman of the Board is not present, including executive sessions of the independent directors;

•	setting the agenda for and leading executive sessions of the independent directors (which are held on a regular basis);

•	briefing our Chief Executive Officer on selected issues arising in the executive sessions;

•	collaborating with our Chairman of the Board and Chief Executive Officer in the setting of Board agendas;

•	seeking agenda items from other independent directors;

•	facilitating discussion among the independent directors on key issues and concerns outside of meetings of our Board of Directors;

•	serving as a non-exclusive conduit to our Chief Executive Officer of views, concerns, and issues of the independent directors;

•	calling meetings of the independent directors; and

•	suggesting that the Chairman of the Board call full Board meetings when appropriate.

Our Board of Directors believes the combined role of Chairman of the Board of Directors and Chief Executive Officer, together with a Lead Independent Director having the duties described above, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its Audit Committee, has responsibility for the enterprise-wide oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted in part through the Audit Committee of our Board of Directors, as disclosed in the description of the Audit Committee below and in the charter of the Audit Committee, but our full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through reports by the Chairman of the Audit Committee regarding the Audit Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company, as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. With respect to risks related to our compensation programs, we have considered the structure and design of our compensation program and believe that the program does not create risks that would have a materially adverse effect on us. Because of the structure and mix of compensation, including compensation tied to individual performance and our Company’s financial performance, and our Compensation Recovery Policy, which is described below, we believe that our compensation programs are designed to reduce the likelihood of excessive risk-taking. As necessary, we will review our compensation programs to determine how our pay practices interact with our risk profile and make adequate changes in light of such risks.
Board Committees

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Mitchell L. Hollin, Lead Independent Director		X	X
Maureen Breakiron-Evans	X*
Robert H. Niehaus		X*
Marc J. Ostro, Ph.D.	X		X*
Jonathan J. Palmer	X	X
Richard W. Vague
*Chair
Audit Committee. Our Audit Committee is solely responsible for the appointment of and reviewing fee arrangements with our independent registered public accounting firm, and approving any non-audit services by our independent registered public accounting firm. For additional information regarding our fee arrangements with our independent registered public accounting firm, see the section entitled, “Principal Accountant Fees and Services” below. Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered public accounting firm. Our Audit Committee reviews our major financial and information technology and data security risk exposures with management. Our Audit Committee currently consists of Ms. Breakiron-Evans, Mr. Palmer, and Dr. Ostro, each of whom is an independent director under current NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Breakiron-Evans currently serves as the Chair of our Audit Committee. We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements. Our Board of Directors has determined that Ms. Breakiron-Evans qualifies as an Audit Committee ‘‘financial expert’’ as defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee held eight (8) meetings during fiscal 2014.
Compensation Committee. Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our executive officers, evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives, administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters, and administering our equity compensation plans. Our Compensation Committee currently consists of Messrs. Hollin, Niehaus and Palmer, each of whom is an independent director under current NYSE rules and Rule 10C of the Exchange Act. Mr. Niehaus serves as Chairman of our Compensation Committee. Our Compensation Committee held two (2) meetings during fiscal 2014.
Our Chief Executive Officer conducts performance reviews of members of executive management and, except with respect to himself, makes recommendations to our Compensation Committee on compensation, including salary increases, bonuses and equity grants based on our Company’s overall performance and his assessment of the individual’s responsibilities and performance. Our Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the compensation for members of executive management, including our Chief Executive Officer. For the fiscal year 2014, our Compensation Committee engaged the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to review our compensation structure as more fully described in the section entitled “Compensation Discussion and Analysis” below.  FW Cook reports to our Compensation Committee and does not perform any other work for our Board of Directors, our Company and its affiliates or for management other than advising on executive compensation matters.
For additional information on our compensation of our named executive officers see the section entitled “Compensation Discussion and Analysis” below.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors concerning nominations to the Board, including nominations to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors). Our Nominating and Corporate Governance Committee will consider nominees for our Board of Directors nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our Bylaws. This Committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies. Our Nominating and Corporate Governance Committee currently consists of Dr. Ostro and Mr. Hollin, each of whom is an independent director under current NYSE rules. Dr. Ostro serves as Chairman of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held two meetings during 2014.

Communication with Directors
Stockholders who wish to communicate with our entire Board of Directors, the non-management directors as a group, or the Chair of any of the Board Committees may do so telephonically by calling Charles Kallenbach, our Chief Legal Officer, General Counsel and Secretary, at (609) 683-3831, extension 2224 or by mail c/o Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, 2nd Floor, Princeton, New Jersey 08542. Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board of Directors should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.
Our Board of Directors has also adopted policies designed to allow stockholders and other interested parties to communicate directly with our directors. Any interested party that wishes to communicate directly with our Board of Directors or any director or the non-management directors as a group should send communications in writing to Chair of the Audit Committee (currently Maureen Breakiron-Evans), c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542. The mailing envelope must contain a clear notation indicating that the enclosed letter is “Stockholder/Interested Party - Non-Management Director Communication,” “Stockholder/Interested Party - Board Communication,” “Stockholder/Interested Party - Audit Committee Communication” or “Stockholder/Interested Party - Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board of Directors, a Board Committee or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. There is no screening process in respect of communications from stockholders or other interested parties which are sent in such manner. Interested parties may also call Ms. Breakiron-Evans with such concerns at (888) 798-3131, extension 2230. The information for communicating with the Audit Committee and non-management directors is also available in the Corporate Governance Guidelines which are located in the investor relations section of our website, www.heartlandpaymentsystems.com.
Director Compensation
The table below sets forth the compensatory arrangements with the non-employee directors of the Company for 2014:

Annual Retainer...................................................	$50,000
Lead independent director....................................	Additional $15,000 annual retainer
Audit committee chair..........................................	Additional $15,000 annual retainer
Compensation committee chair............................	Additional $7,500 annual retainer
Nominating and Corporate Governance committee chair...........................................	Additional $7,500 annual retainer
Per in-person committee meeting........................	Additional $2,000
Per telephonic committee meeting.......................	Additional $1,000
Annual Equity Compensation..............................
Equity worth $75,000 on the date of grant in the form of restricted stock units (100% vests upon the earlier of the one year anniversary of the date of grant or the last business day preceding our next annual meeting)

In addition, the Company reimburses directors for travel expenses incurred in connection with attending Board of Directors, Committee and stockholder meetings and for other Company business-related expenses.
Under these arrangements, we paid the non-employee members of our Board of Directors the following compensation during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(1)	Total Compensation ($)
Maureen Breakiron-Evans	$76,000	$75,007	$151,007
Mitchell L. Hollin	$70,000	$75,007	$145,007
Robert H. Niehaus	$59,500	$75,007	$134,507
Marc J. Ostro, Ph.D.	$70,500	$75,007	$145,507
Jonathan J. Palmer	$63,000	$75,007	$138,007
Richard W. Vague	$50,000	$75,007	$125,007

(1)
Amounts represent the aggregate fair value of restricted stock units granted to the members of our Board of Directors during the year ended December 31, 2014. No stock options were granted to the members of our Board of Directors during the year ended December 31, 2014.

Restricted Stock Units Granted to Directors in 2014

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock Awards

Maureen Breakiron-Evans	5/6/2014	1,897	—	$75,007
Mitchell L. Hollin	5/6/2014	1,897	—	$75,007
Robert H. Niehaus	5/6/2014	1,897	—	$75,007
Marc J. Ostro, Ph.D.	5/6/2014	1,897	—	$75,007
Jonathan J. Palmer	5/6/2014	1,897	—	$75,007
Richard W. Vague	5/6/2014	1,897	—	$75,007
Director Restricted Stock Units and Options Outstanding at December 31, 2014

Name	Number of Shares of Stock or Units	Number of Stock Options Outstanding
Maureen Breakiron-Evans	1,897	—
Mitchell L. Hollin	1,897	—
Robert H. Niehaus	1,897	2,916
Marc J. Ostro, Ph.D.	1,897	2,916
Jonathan J. Palmer	1,897	—
Richard W. Vague	1,897	2,916
Director Qualifications and Nomination Procedures
Criteria for Board Membership. In selecting candidates for appointment or re-election to our Board of Directors, our Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of our Board of Directors, and seeks to insure that: at least a majority of our directors are independent under the rules of the SEC and the NYSE; members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of the NYSE; and at least one (1) member of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to duties required by the Board of Directors. For more information on the qualifications, attributes, skills and other biographical information of each of our nominees for director, see “Information Concerning Directors and Nominees” above.

Stockholder Nominees. Our Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o our Corporate Secretary and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) the names and addresses of the stockholders making the nomination and the number of shares of our Common Stock which are owned beneficially and of record by such stockholders; and (iii) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption, “Stockholder Proposals for 2015 Annual Meeting.” No director nominations were submitted by stockholders for the 2016 Annual Meeting.
Process for Identifying and Evaluating Nominees. Our Nominating and Corporate Governance Committee believes we are well served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for membership to our Board of Directors, our Nominating and Corporate Governance Committee will recommend that our Board of Directors re-nominate incumbent directors who continue to be qualified for service on our Board of Directors and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on our Board of Directors occurs between annual stockholder meetings, our Nominating and Corporate Governance Committee will seek out potential candidates for appointment to our Board of Directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of our Board of Directors, our senior management and, if our Nominating and Corporate Governance Committee deems it appropriate, a third-party search firm. Our Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of our Nominating and Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of our Board of Directors. Based on this input, our Nominating and Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to our Board of Directors that this candidate be appointed to fill a current vacancy on our Board of Directors, or presented for the approval of the stockholders, as appropriate.
Since becoming a public company, we have never received a proposal from a stockholder to nominate a director. Although our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, our Nominating and Corporate Governance Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above. No formal policy regarding stockholder nominees has been implemented because there has never been a proposal from a qualifying stockholder to nominate a director.
PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP to continue to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We are asking our stockholders to ratify this appointment. If ratification by the stockholders of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not obtained, our Audit Committee will reconsider this appointment. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders. See “Principal Accountant Fees and Services” for the aggregate audit fees, audit-related fees, tax fees and all other fees paid by us to Deloitte & Touche in 2014 and 2013, and our “Audit Committee Pre-Approval Policies.”

Vote Required
If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by valid proxies at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015
REPORT OF THE AUDIT COMMITTEE
The primary responsibilities of the Audit Committee are to oversee our financial reporting process on behalf of the Board of Directors, to review our financial statements, appoint, review and approve fee arrangements with our independent accountants, oversee the Company's enterprise risk management process, internal audit function and to report the results of the Audit Committee’s activities to the Board of Directors.
Our management has the primary responsibility for financial statements and financial reporting process, including the systems of internal control. Our independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee has reviewed and discussed with management and the independent accountants our audited financial statements as of and for the year ended December 31, 2014.
The Audit Committee has discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. In addition, the Audit Committee has considered the compatibility of non-audit services with the independent accountants’ independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.
This report has been furnished by the members of the Audit Committee:
Maureen Breakiron-Evans, Chairman
Marc J. Ostro, Ph.D.
Jonathan J. Palmer

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Public Accountants
Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm for the years ending December 31, 2014 and 2013.
Audit Fees
The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $3,235,539 for 2014 and $1,627,276 for 2013.
Audit-Related Fees
No fees were billed by Deloitte for professional services under this category for 2014 or 2013.

Tax Fees
The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $54,761 for 2014 and $112,645 for 2013. The fees primarily related to services provided in connection with our tax return preparation, compliance and audit support.
All Other Fees
No other fees were billed by Deloitte in 2014 or 2013.
Audit Committee Pre-Approval Policies
Our Audit Committee pre-approves any audit and audit-related services and any permissible non-audit services provided by Deloitte prior to the commencement of the services. In determining whether to pre-approve a non-audit service, our Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize potential impairments to the objectivity of the independent auditor, it has been our Audit Committee’s practice to limit the non-audit services that may be provided by our independent registered accounting firm to tax return, compliance and planning services.
All of the services described under the captions Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were approved by our Audit Committee in accordance with the foregoing policy.
PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders a vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and accompanying narrative and tabular disclosure.
Our executive compensation program is designed to attract, motivate, and retain our named executive officers, who can contribute to our success. We believe our incentive compensation encourages a balance between rewarding achievement of our short-term performance objectives while also focusing attention on investing for long-term growth, which will enhance long-term stockholder return. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal and required under Section 14A of the Exchange Act and related SEC rules, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. If any stockholder wishes to communicate with our Board of Directors regarding executive compensation, our Board of Directors can be contacted using the procedures outlined in “Communication with Directors” set forth above in this Proxy Statement.

Vote Required
If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by valid proxies at the Annual Meeting and entitled to vote on the matter is required for approval, by a non-binding advisory vote, of Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE, BY A NON-BINDING ADISORY VOTE, OUR EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS OF THE REGISTRANT
The following table sets forth information regarding our executive officers as of March 10, 2015.

Name	Age	Position
Robert O. Carr	69	Chairman of the Board and Chief Executive Officer
Samir M. Zabaneh	48	Chief Financial Officer
Michael A. Lawler	52	President - Strategic Markets Group
David Gilbert	57	President - Hospitality Group
Robert H.B. Baldwin, Jr.	60	Vice Chairman
Charles H.N. Kallenbach	51	Chief Legal Officer, General Counsel and Secretary
Robert O. Carr, age 69, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000. Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective. Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997. Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years. Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.
Samir M. Zabaneh, age 48, has served as our Chief Financial Officer since April 2014. Prior to Heartland, Mr. Zabaneh was Chief Financial & Strategy Officer as well as Chief Operating Officer at Moneris Solutions Corporation in Canada from 2008 to 2014. Before joining Moneris Solutions Corporation, he was Managing Director and Chief Financial Officer at Fortress Investment Group in Canada from 2006 to 2008; and Chief Financial Officer at Q9 Networks, Inc. a publicly traded company listed on the Toronto Stock Exchange, from 2001 to 2006. Mr. Zabeneh received an M. B.A. from Suffolk University, a Master of Science in Finance from Boston College and a Bachelor of Science in Accounting from Northeastern University.
Michael A. Lawler, age 52, has served as our President - Strategic Markets Group since June 2012 and prior to that as our Chief of Corporate Development and Executive Director of Payment Portal Systems from October 2009 until June 2012. From December 2008 until October 2009, Mr. Lawler worked as a consultant for the Company on various projects. Prior to joining us, he served as Senior Vice President, Electronic Payment Processing, of Tier Technologies, Inc., where he was responsible for the company's electronic payment processing subsidiaries. Mr. Lawler holds a bachelor’s degree in computer engineering and a master’s degree in computer science from Auburn University.
David Gilbert, age 57, has served as our President - Hospitality Group since July 2012. Prior to joining us, he served as Chief Operating Officer of the National Restaurant Association from February 2009 until June 2012, where he was responsible for the National Restaurant Association's technology, operations, trade shows, business partnerships and food safety training programs. Prior to the National Restaurant Association, Mr. Gilbert was a restaurant industry consultant with Gilbert & Associates beginning in July 2006. He has held other senior executive positions including chief administrative officer with Cracker Barrel Old Country Store, Inc. and executive vice president and chief administrative officer with Shoney's, Inc. Mr. Gilbert holds a Bachelor of Science majoring in Hotel and Restaurant Administration from Florida State University.
Robert H.B. Baldwin, Jr., age 60, has served as our Vice Chairman since June 2012. He served as our Interim Chief Financial Officer from October 2013 until February 2014, as our President from October 2007 until June 2012 and as our Chief Financial Officer from our inception in October 2000 until April 2011. Mr. Baldwin had been Chief Financial Officer and Secretary of our predecessor, Heartland Payment Systems LLC, from May 2000 to October 2000. From July 1998 to May 2000, Mr. Baldwin served as the Chief Financial Officer of COMFORCE Corp., a publicly-traded staffing company. From 1985 through July 1998, Mr. Baldwin was a Managing Director in Smith Barney’s Financial Institutions advisory business and from 1980 to 1985 he was a Vice President with Citicorp. Mr. Baldwin received a B.A. in History from Princeton University and an M.B.A. from Stanford University.
Charles H. N. Kallenbach, age 51, has served as our Chief Legal Officer, General Counsel and Secretary since January 2007. Prior to joining Heartland, from January 2004 to December 2006, Mr. Kallenbach served as Senior Vice President, Legal and Regulatory, and Secretary at SunCom Wireless Holdings Inc., an NYSE-listed wireless communications company that was acquired by T-Mobile. From September 2001 to January 2004, Mr. Kallenbach was Vice President and General Counsel for Eureka Broadband Corporation. From January 2000 to September 2001, he was Vice President, General Counsel and Secretary, as well as Vice President of Human Resources for 2nd Century Communications. From April 1996 to January 2000, Mr. Kallenbach was Vice President Legal and Regulatory Affairs for e.spire Communications, Inc. Prior to that, he practiced law with Jones Day and Swidler & Berlin (now part of Morgan Lewis) from November 1990 to April 1996. He also served as Legislative Assistant to United States Senator Arlen Specter from June 1985 to July 1987. Mr. Kallenbach holds a Juris Doctor from the New York University School of Law in New York, NY and a Bachelor of Arts from the University of Pennsylvania, Philadelphia, PA.
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis provides the principles and objectives underlying our executive compensation policies, the most significant factors relevant to an analysis of these policies, and information about the fiscal year 2014 compensation programs for our named executive officers. For 2014, our named executive officers are as follows:

•	Robert O. Carr, our Chairman and Chief Executive Officer;

•	Samir M. Zabaneh, our Chief Financial Officer;

•	Michael A. Lawler, our President, Strategic Markets;

•	David Gilbert, our President, Hospitality Group;

•	Robert H.B. Baldwin, Jr., our Vice Chairman; and

•	Charles H.N. Kallenbach, our Chief Legal Officer, General Counsel and Secretary.

Executive Summary - Linking Our Performance and Pay
Our compensation program is designed to attract and retain a dynamic and talented executive team that is focused on our overall growth and profitability. In 2014, we achieved solid financial and operating results while we pursued our goals of becoming the industry leader in payment processing solutions and expanding our Campus Solutions, School Solutions, Payroll and other businesses. We also created Heartland Commerce, which provides a comprehensive suite of Point-of-Sale ("POS") solutions, payments processing capabilities and other adjacent business service applications. In creating Heartland Commerce, we evaluated existing POS investments and concluded that certain investments were impaired as of December 31, 2014, which impacted our 2014 financial results. 2014 highlights include:

•
The price of our Common Stock increased to $53.95 (as measured by the closing price on December 31, 2014) from $49.84 (as measured by the closing price on December 31, 2013), which is an increase of over 8%. From January 2, 2013 to December 31, 2014, our stock price increased from $30.23 to $53.95, an increase of over 98% compared to an increase of approximately 41% for the S&P 500 during this timeframe.

•
We expanded our Campus Solutions business through the acquisition of TouchNet Information Systems, Inc., an integrated commerce solutions provider to higher-education institutions, increased our market-leading position in the K-12 school nutrition and Point-of-Sale technology industry through our Heartland School Solutions’ acquisition of MCS Software Corporation and diversified our revenue base in our Heartland Commerce business unit through the acquisition of Xpient Solutions, LLC and Merchant Software Corporation.

•
We continued to return cash to our stockholders by increasing our quarterly dividend, which has improved from $0.04 per share in 2011 to $0.06 per share in 2012 to $0.07 per share in 2013 to $0.085 per share 2014 and to $0.10 in March 2015.

•
We increased newly installed gross margin by 17% in 2014 compared to 2013 and, we increased newly installed gross margin by 22% in 2013 compared to 2012. We measure the overall production of our sales force by new gross margin installed, which reflects the expected annual gross profit from a merchant contract. We attribute this increase in newly installed gross margin to higher volumes and margins at newly installed merchants and improved individual productivity achieved by our salespersons as well as growth we achieved in our sales force.

•
For 2014, we increased our Net Revenue, which we define as total revenue less interchange fees and dues, assessments and fees, by 12%, from $599.0 million in 2013 to$672.6 million. We use Net Revenue and Operating Income to assess our top-line operating performance.

•	We reported Operating Income of $82.1 million in 2014, down $44.0 million from $126.1 million in 2013. Our Operating Income for 2014 was impacted by the following items:

◦	$37.4 million of non-cash asset impairment charges against certain POS related investments,

◦	$10.4 million of operating losses at Leaf compared to a Leaf operating loss of $2.1 million in 2013, and

◦	$4.6 million of chargeback losses from a single merchant who entered bankruptcy.

Combined, these items reduced our reported Operating Income for 2014 by $52.4 million. Similarly, our Operating Margin, which we define as Operating Income divided by Net Revenue, was reduced by 7.8 percentage points. We reported an Operating Margin of 12.2% in 2014, down from 21.1% in 2013. Our 2013 Operating Income was approximately 15% higher than 2012.

•
We reported net income from continuing operations of $31.9 million, or $0.91 per share, in 2014 compared to $74.1 million, or $1.96 per share, in 2013. Our net income and net income per share in 2014 were also reduced by the above items.

Our 2013 net income from continuing operations and net income from continuing operations per share were approximately 15% and 23%, respectively, higher than 2012.

In 2014, our Compensation Committee, in light of our compensation objectives and in consideration of our compensation elements discussed below, elected to continue many of the compensation features we employed in 2013.

•	Emphasis on Performance-Based Equity: We designed our long-term equity award program to consist of 80% performance-based equity and 20% time-based equity;

•
Performance Metrics Linked to Earnings Per Share and Total Shareholder Return: Of the 80% performance-based equity grants, we used two performance metrics linked strongly to the price of our Common Stock. Half of the performance share units awarded are based on three-year cumulative non-GAAP earnings per share (EPS) growth and the other half of the performance share units are based on Total Shareholder Return over a three or four-year period. As discussed in “Equity Award Structure in 2014” below, these metrics are substantially similar to the 2013 performance metrics in mix and design;

•	Perquisite Policy: We continued our policy of providing minimal perquisites to our named executive officers;

•	Minimize Fixed Elements of Compensation: We increased base salaries paid to the majority of our named executive officers by 2.5%, which followed high performance in 2013; and

•
Cash Bonuses and Performance Restricted Stock Unit Payout Aligned with Performance: We remained committed to our philosophy of “pay for performance” and awarded cash incentive bonuses at levels that were below target due to our corporate performance relative to the 2014 financial performance goals approved by our Compensation Committee. With respect to Performance Restricted Stock units granted in 2012, we failed to meet the financial performance target for the two -year period ending December 31, 2014, resulting in the named executive officers earning a decreased amount of the underlying performance shares of 23.2% of their respective targets.

Overview of Our Commitment to Best Compensation Practices: What We Do and Don’t Do

●	We use multi-year performance periods in our equity compensation program	●	We don’t have a high percentage of fixed compensation
●	We use performance goals related to factors that impact the price of our Common Stock in our performance share units	●	We don’t use the same performance metrics for annual cash compensation and long-term equity compensation
●	We use a variety of financial and operational metrics for our annual cash bonus program	●	We don’t set target bonuses which exceed 100% of the named executive officer’s salary
●	We prohibit pledging and hedging of our Common Stock by our officers and directors	●	We don’t use short-term vesting periods for our equity awards
●	We have a robust stock ownership policy	●	We don’t use a peer group composed of companies outside our industry
●	We maintain clawback policies to recover compensation in the event of a restatement	●	We don’t provide excessive perquisites
●	We use an independent compensation consultant	●	We don’t have defined benefit or non-qualified pension programs for our named executive officers

Compensation Objectives - Why We Pay What We Pay
The primary objective of our compensation program is to provide our named executive officers with strong incentives to drive our operating performance and profitability, while promoting a successful balance between near-term performance and long-term success. Our Compensation Committee observes that while management cannot control the myriad of factors that directly affect our Company’s performance and the price of our Common Stock, an incentive structure that encourages good short-term operating performance (as compared to our industry and internal goals), while also focusing on sustainable long-term growth, is most likely to result in our Common Stock providing stockholders a superior long-term return on their investment.
The compensation program adopted by our Compensation Committee is designed to reflect these objectives by:

•	aligning individual compensation with our growth and profitability, as measured by our overall operating and financial performance over both one, three and four year-periods;

•	measuring our near-term operating and financial performance relative to our internal goals and our industry’s performance;

•	determining our long-term success in creating stockholder value;

•	creating incentives which are responsibly balanced against the potential risks of such incentives; and

•	reflecting the market for our executive talent.

Our Compensation Committee believes that the use of a mix of “at risk” annual short-term incentive cash compensation, balanced by performance-based and retention-based long-term equity incentives, is the best method to accomplish our objectives.
The factors we consider in setting executive compensation levels are:

•	performance (short-term and long-term results against our budgets and established performance objectives);

•	overall compensation cost (relative to budget and our financial position);

•	relative internal value of named executive officer positions and relative internal performance of individuals;

•	retention factors and succession planning;

•	regulatory guidelines (for example, Internal Revenue Code Section 162(m)); and

•	compensation data for similar positions within our peer group.

Elements of Compensation
Our Compensation Committee selected three principal elements for our compensation program, which include the following:

•	base salary;

•	annual incentive cash compensation; and

•	equity incentive programs (performance share units and restricted stock units).

Our Compensation Committee provides each element of compensation for the following reasons:

•
Base Salary:  Salary provides cash compensation to secure the services of our executive talent and pay for their management expertise in the normal course of our operations. Salary also provides a baseline for our annual incentive cash compensation program and a means of recognizing career growth.

•
Annual Incentive Cash Compensation:  The annual cash bonus opportunity incentivizes our executives to achieve short-term financial and operating performance relative to our internal annual goals and budgets.  Our Company believes that these awards, although potentially unrelated to the price of our Common Stock for the applicable period, reflect the achievement of key financial and profitability metrics and therefore follow our “pay for performance” philosophy.

•
Equity Incentive Programs:  Our Compensation Committee strongly believes that structuring our compensation with a significant equity component is an effective method of aligning the interests of our named executive officers with those of our stockholders. To that end, 80% of the named executive officer equity awards are performance-based and provide the proper incentives for making sustainable business decisions with a focus on our Company’s long-term viability and financial performance. Finally, equity award decisions are made at the end of the year, once our financial and operating performance is largely known and the most recent results of the non-binding stockholder vote on executive compensation (“say-on-pay”) are known. This allows calibration of the grants with both forward- and backward-looking performance expectations as well as any feedback received from stockholders on the previous compensation program.

In addition to the above elements, we also have entered into non-competition and non-solicitation agreements with our named executive officers, which contain a potential severance element. We believe these agreements are beneficial to both our Company and our named executive officers for the mutual protections they provide. We do not provide retirement or pension benefits to our named executive officers (other than the 401(k) plan offered to all employees) because we believe that the equity incentives which our named executive officers earn should provide significant long-term value if our financial and operating performance meets our internal goals. Moreover, we offer only minimal perquisites to our named executive officers because we do not consider such benefits to be either necessary or consistent with our “pay for performance” philosophy.
Determining Executive Compensation - Role of Our Board of Directors, Compensation Committee, Independent Compensation Consultant and Management

Our Board of Directors and our Compensation Committee administer our compensation programs and practices to ensure that they align with our compensation objectives and the market for executive talent.

Our Independent Compensation Consultant. Our Compensation Committee engaged the services of an independent compensation consulting firm, FW Cook to review our compensation structure in 2014.  FW Cook reports to our Compensation Committee and does not perform any other work for our Board of Directors or for management other than advising on executive compensation matters. Our Compensation Committee considered the independence of FW Cook and believed that the work of FW Cook raised no conflicts of interest. As in previous years, FW Cook, among other things, made recommendations to our Compensation Committee with respect to the structure of our executive compensation program and provided data regarding the pay of our named executive officers as well as comparative data for our peer companies.
Our Peer Group. Our Compensation Committee, with FW Cook, developed a peer group of companies, identifying other publicly-traded U.S.-based companies in the “Software and Services” S&P GICS group with revenue and market capitalization sizes between one-quarter and four times our revenues and market capitalization as of August 31, 2013. The goal of the peer group was to identify relevant competitors in terms of industry and size using objective factors. The peer group used for making 2014 base salary, target bonus, and equity compensation decisions was comprised of the following companies:

Cardtronics	CSG Systems	Euronet Worldwide

Fair Issac	Global Cash Access	Global Payments

Green Dot	Higher One	Jack Henry & Associates

MAXIMUS	MICROS Systems	MoneyGram International

Syntel	Total System Services	Ultimate Software

Vantiv	VeriFone Systems	Wright Express

While we do not directly tie or benchmark our named executive officers’ compensation to the compensation of our peer group’s executives, FW Cook’s comparisons and analysis served as a reference point to examine compensation for 2014 and as a starting point for cash compensation figures and programs in 2015. Peer comparisons were provided for base salaries, annual cash incentives, long-term equity incentives, total compensation, equity ownership and other general policies. In addition, our relative financial operating performance and relative stockholder return was factored into these comparisons for decision-making and goal-setting context.

Equity Awards Structure in 2014
In 2014, our Compensation Committee, with the assistance of FW Cook, reviewed the allocation of equity awarded to our named executive officers. In 2013, we used an equity award structure which consisted of 80% performance share units and 20% restricted stock units. After reviewing the available market data and considering the desire to simplify the equity program while still ensuring that pay and performance align, in 2014, our Compensation

Committee approved the same general structure as used in 2013, where 80% of the total equity was performance share units and 20% was time-based restricted stock units.
After reviewing the available market data, the performance of our Company and other considerations, our Compensation Committee made minor changes to the performance metrics used in our performance-based compensation program. We consolidated our use of performance stock units from 20% “relative” total stockholder return and 20% “absolute” stockholder return to 40% “absolute” stockholder return.
Our Compensation Committee believes that these minor changes should provide more finely-tuned incentives to our named executive officers. The applicable changes are summarized below:

2013 Equity Compensation Structure	2014 Equity Compensation Structure
20% Restricted Stock Units (RSU) which vest 25% per year over four years	20% Restricted Stock Units (RSU) which vest 25% per year over four years
40% Performance-Share Units (PRSU) which vest based on our three-year cumulative non-GAAP diluted earnings per share (EPS) growth rate	40% Performance-Share Units (PRSU) which vest based on our three-year cumulative non-GAAP diluted earnings per share (EPS) growth
20% - Performance-Share Units which vest based on relative Total Shareholder Return (Relative TRSU) over a three-year period compared to peer companies

20% - Performance Share Units which vest based on achieving a pre-established Total Shareholder Return growth level (Absolute TRSU) over a four-year period
40% - Performance-Share Units which vest based on achieving a pre-established Total Shareholder Return growth level (Absolute TRSU) over a three or four-year period

2014 Executive Compensation - Setting the Compensation Elements
For 2014, our Compensation Committee set the compensation elements as follows:
Base Salaries.  Salaries for our named executive officers are generally based on the executive’s specific areas of accountability as well as market competitiveness and budget considerations.  Robert O. Carr, our Chairman and Chief Executive Officer, Samir M. Zabaneh, our Chief Financial Officer, Robert H.B. Baldwin, Jr., our Vice Chairman and former Interim Chief Financial Officer, are each accountable for the financial performance of our entire Company.   David Gilbert and Michael A. Lawler are responsible for their respective division and report to the Chief Executive Officer. As our President of the Hospitality Group, Mr. Gilbert is accountable for our growth in restaurants, lodging and affiliated markets, gift/loyalty card business as well as our payroll business line. As our President of the Strategic Markets Group, Mr. Lawler is accountable for our growth in certain markets, including services, education, healthcare, government, petroleum and e-commerce markets, utilities and micropayments. Charles H.N. Kallenbach, our Chief Legal Officer, General Counsel and Secretary, is responsible for all of our legal issues including securities compliance, corporate governance, mergers and acquisitions, commercial transactions, litigation, government regulation compliance and risk management.
Named executive officer base salaries are set at levels that recognize their greater role in our success, the market for their positions and their additional roles and managerial responsibilities.  Our Chairman and Chief Executive Officer, Robert O. Carr, annually reviews the responsibilities and performance of our named executive officers and also recommends the base salaries for our named executive officers, excluding himself, to our Compensation Committee.  Our Compensation Committee reviews those recommendations and, with any modifications it considers appropriate, approves the base salaries.  Our Compensation Committee independently assesses the responsibilities and performance of our Chief Executive Officer and sets his base salary and annual cash bonus accordingly.
In 2014, our Compensation Committee both reviewed the recommendations of our Chief Executive Officer and its own assessment of our Chief Executive Officer’s responsibilities and performance in setting the base salaries of our named executive officers. Through its review, our Compensation Committee determined that, after taking into account our Company’s financial performance and the responsibilities and individual performance of the named executive officers, each named executive officer, with the exception of Mr. Lawler, would be provided a 2.5% salary increase for 2014 compared to 2013. This increase was consistent with increases offered to most of our employees and our Compensation Committee believes it is likely to be consistent with salary increases at our peers. Mr. Lawler’s increase reflected his performance and role, and was also to bridge a material gap from the market median; however, his 2014 salary remained slightly below the median of the peer group data for his benchmark.
Annual Salaries Paid

Executive	2013 Salary Paid	2014 Salary Paid	Percent Increase
Robert O. Carr	$772,938	$789,227	2.5%
Samir M. Zabaneh (1)	N/A	$331,846	N/A
Michael A. Lawler (2)	$307,500	$400,000	30.1%
David Gilbert	$379,998	$388,791	2.5%
Robert H.B. Baldwin, Jr.	$463,063	$474,639	2.5%
Charles H.N. Kallenbach	$376,871	$386,335	2.5%

(1)	Mr. Zabaneh was hired on April 7, 2014, with a beginning annual salary of $400,000. Mr. Zabaneh's pro-rated salary paid from his start date through December 31, 2014 was $331,846.

(2)
Mr. Lawler was appointed our President, Strategic Markets Group on June 18, 2012, with a beginning annual salary of $300,000. Mr. Lawler's 30.1% increase in salary for 2014 was due to his undertaking of additional duties and responsibilities and to bridge a material gap in his salary against executive officers of our peer group companies with similar job titles and/or job responsibilities.

Annual Incentive Cash Compensation.  We believe that a portion of annual cash compensation for our named executive officers should be “at risk,” i.e. contingent upon successful company and/or individual performance.  Therefore, annual incentive cash compensation for named executive officers is tied to overall company performance relative to the annual budget results, extraordinary individual performance, or both.
The chart below provides an overview of how we determine our annual incentive cash compensation:

Base Salary	X	Target Award Percentage	X	Performance Percentage (Based on the Overall Financial Goals of our Company and the Financial Goals of Individual Business Unit Managed)	=	Annual Incentive Cash Compensation
Setting the Target Awards.  Our Chief Executive Officer’s target bonus is set at 100% of his annual base salary and the payout is determined by our Compensation Committee based on our financial and operating performance and/or our Chief Executive Officer’s individual results. For our other named executive officers, except for our recent external new hires, Messrs. Zabaneh and Gilbert, the target bonus is set at 50% of their annual base salaries, and the actual pay-out is determined at the discretion of our Compensation Committee based on the recommendation of our Chief Executive Officer and our financial and operating performance relative to the budget and/or the named executive officer’s individual results. With respect to Mr. Gilbert, who was hired as our President - Hospitality Group in July 2012, his bonus was guaranteed for his first full two years of employment with us, so his 2014 bonus was set at 50% of his pro-rated salary through his two year anniversary in July 2014 . With respect to Mr. Zabaneh, who was hired as our Chief Financial Officer in April 2014, his bonus is guaranteed for his first two years of employment with us, therefore his 2014 bonus was set at 50% of his pro-rated salary from April 7, 2014 through December 31, 2014.
Minimum Profit Hurdle In March 2014 pursuant to our 2008 Equity Incentive Plan, our Compensation Committee adopted the 2014 Bonus Plan. In order to take advantage of the tax deduction afforded certain performance based-compensation , a minimum hurdle of Earnings Per Share adjusted for stock compensation expenses in excess of $1.50 was set by the Compensation Committee. Our adjusted Earnings Per Share was $2.05; therefore, we met this hurdle, although most named officers were not provided a bonus, or were provided a fraction of their bonus opportunity, for falling short of other goals described herein.
Determining the Performance Percentage.  In determining bonus awards for Messrs. Zabaneh, Baldwin, Gilbert, Kallenbach and Lawler, our Chief Executive Officer and our Compensation Committee reviewed various financial performance measurements relative to the applicable annual budget for such measurements.  Specific measurements used to examine performance included, but were not strictly limited to, (i) net revenue, (ii) total expenses, (iii) operating income and (iv) adjusted earnings per share.  This review was performed with reference to the applicable budget or budgets for each executive - i.e., the named executive officer’s individual budget, the budget for the business units that report to such named executive officer and/or our Company-wide budget.  While specific, mechanical targets which result in enumerated payouts are not set for these performance measures, our Chief Executive Officer and our Compensation Committee require actual performance for a fiscal year to meet or exceed budget for the measurements listed above in order to pay bonuses at target levels.
Ultimately, the amount of a named executive officer’s (other than our Chief Executive Officer’s) bonus (and whether the named executive officer receives a bonus for a particular year) is determined based on the recommendation of our Chief Executive Officer, subject to final determination by our Compensation Committee, and, with respect to our Chief Executive Officer’s bonus, is determined in the discretion of our Compensation Committee. Exceptional performance may result in payment of an annual bonus that exceeds the named executive officer’s target bonus. Our Compensation Committee believes that this process takes into account both quantitative and qualitative performance measures to provide a meaningful review and therefore an accurate reflection of each named executive officer’s role in helping us achieve our financial and operating performance goals.
Our Compensation Committee generally focuses on the critical role that the annual operating budget, and our performance relative to that budget, plays when determining executive compensation.  Our Board of Directors, in its review of the annual expense budget, expects to have good visibility as to our profitability during each coming year, and analyzes those results against its own, and the equity markets’ collective, expectations for that profit performance.  Then, after a year is completed, if results fall short of those budgeted levels, the variable cash compensation element is typically relatively modest, because a significant bonus is paid only if quantifiably superior revenue growth or cost management allow us to meet or exceed our budgeted results.
When the 2014 goals were set, they were considered to be ambitious, but attainable, and designed to result in bonus payments that would reflect the achievement of meaningful performance requirements. Below is a summary of our 2014 financial goals and our performance relative to those goals:

Financial Goal	2014 Target Performance	2014 Actual Performance	Was Goal Achieved?
Net Revenue	$676 million	$673 million	No
Total Expenses	$545 million	$554 million	No
Operating Income	$131 million	$119 million	No
Adjusted Earnings Per Share(1)	$2.44	$2.27	No
(1) Adjusted earnings per share is measured as earnings per share from continuing operations excluding non-operating gains or losses, acquisition-related amortization expense and share-based compensation expense.
Based on these financial performance results, our Compensation Committee awarded each named executive officer, the following percentage of their target award:

•
Mr. Carr received 0% of his target award, which was his recommendation to our Compensation Committee based on our Company’s actual annual performance not meeting all of our financial and operating performance goals.

•
Mr. Zabaneh received 0% of his target award based on our Company’s actual annual performance not meeting all of our financial goals, but received a bonus of 50% of his 2014 base salary based on the terms of his Letter Agreement dated March 28, 2014 (the “Zabaneh Letter Agreement”) he entered into upon joining our Company.

•
Mr. Lawler received 50% of his target award. Our Compensation Committee determined that, despite all of our financial and operational performance goals not being met, the business units he is responsible for leading performed well.

•
Mr. Gilbert received 0% of his target award based on our Company’s actual performance not meeting all of our financial goals but received a bonus of 50% of his base salary from January 1, 2014 to July 30, 2014 based on the terms of his Letter Agreement dated May 21, 2012 (the “Gilbert Letter Agreement”) he entered into upon joining our Company.

•	Mr. Baldwin received 0% of his target award based on our Company’s actual annual performance not meeting all of our financial and operating performance goals.

•
Mr. Kallenbach received 50% of his target award. Our Compensation Committee determined that, despite all of our financial and operating performance goals not being met, the business unit he is responsible for leading performed well.

Messrs. Zabaneh and Gilbert were provided minimum bonus awards that were contractually agreed to at the time they were hired; however, Mr. Gilbert does not have a minimum bonus in 2015 and Mr. Zabaneh’s minimum bonus period ends on April 7, 2016.

Total Award - Determining the 2014 Bonus
As discussed above, our Company did not achieve its financial and operating performance goals in 2014. Our Chief Executive Officer recommended to our Compensation Committee adjusted performance percentage bonuses for the named executive officers that were based on the overall financial goals of our Company, the financial goals of individual business units managed by each named executive officer and also took into account contractual obligations.
Below summarizes the awards paid in 2014 to each named executive officer:

Executive	2014 Salary	X	Target Bonus Percentage	X	Performance Percentage	=	2014 Bonus
Robert O. Carr	$789,227		100%		—%		$—
Samir M. Zabaneh (1)	$331,846		50%		N/A		$146,666
Michael A. Lawler	$400,000		50%		50%		$100,000
David Gilbert (2)	$388,731		50%		N/A		$107,917
Robert H.B. Baldwin, Jr.	$474,639		50%		—%		$—
Charles H.N. Kallenbach	$386,335		50%		50%		$96,584

(1)	Pursuant to the Zabaneh Letter Agreement, Mr. Zabaneh received a bonus of 50% of his pro-rated salary from April 7, 2014 through December 31, 2014.

(2)	Pursuant to the Gilbert Letter Agreement, Mr. Gilbert received a bonus of 50% of his pro-rated salary from January 1, 2014 through July 30, 2014.
For purposes of comparison, the table below sets forth the 2014 annual incentive cash compensation and 2013 annual incentive cash compensation.

Executive	2013 Bonus	2014 Bonus
Robert O. Carr	$—	$—
Samir M. Zabaneh (1)	N/A	$146,666
Michael A. Lawler	$110,700	$100,000
David Gilbert (2)	$185,000	$107,917
Robert H.B. Baldwin, Jr.	$92,613	$—
Charles H.N. Kallenbach	$135,688	$96,584

(1)	Mr. Zabaneh was hired as our Chief Financial Officer on April 7, 2014. The bonus paid to him was based on the pro-rated salary paid to him from April 7, 2014 to December 31, 2014.

(2)
Mr. Gilbert was hired as President - Hospitality Group in July 2013. The bonus paid to him in 2014 was based on the pro-rated salary paid to him from January 1, 2014 through July 30, 2014. The bonus paid to him in 2013 was for all of fiscal year 2013. Mr. Gilbert does not have a minimum bonus in 2015 or beyond.

Based on data prepared by FW Cook, our named executive officers’ 2014 total cash compensation (salary and bonus) generally was below median in the aggregate, compared to executive officers of our peer group companies with similar job titles and/or job responsibilities.
Equity Incentive Programs.  Equity-based compensation is an integral part of our overall compensation program.  We believe that equity grants effectively focus our named executive officers on increasing long-term value for our stockholders, help to build a long-term ownership orientation, provide employment retention, and are an effective substitute for defined benefit pension plans or other non-qualified retirement programs.  These equity-based incentives are based on various factors primarily relating to the responsibilities of the individual named executive officer, his or her past performance, anticipated future contributions and prior equity grants.  In general, our Compensation Committee bases its decisions to grant equity-based incentives on recommendations of our Chief Executive Officer’s overall evaluation of the named executive officers (except with respect to grants made to our Chief Executive Officer) and our Compensation Committee’s analysis of relevant compensation information, with the intention of keeping the named executive officer’s overall compensation, including the equity component of such compensation, at a competitive level relative to our peers, in line with our budget for the named executive officer’s position and reflective of the named executive officer’s contribution to our performance.  Our Compensation Committee also considers the other elements of the named executive officer’s compensation, as well as our compensation objectives and policies described in this Compensation Discussion and Analysis.  As with the determination of base salaries and annual incentive cash compensation, our Compensation Committee exercises subjective judgment and discretion after taking into account the above criteria.
Awards to named executive officers pursuant to our amended and restated 2008 Equity Incentive Plan are generally made on an annual basis. Equity awards granted to our named executive officers in 2014 are described below.

2014 Equity Grants to Named Executive Officers
Our Board of Directors and Compensation Committee continue to believe that equity ownership represents one of the named executive officers’ most significant compensation opportunities and will encourage responsible long-term decision-making. At the end of each fiscal year, when our Company is setting its new budget and the likelihood of achieving performance goals and “say-on-pay” results from the prior year’s Annual Stockholders meeting are known, our Board of Directors and our Compensation Committee set equity grant amounts for each named executive officer. In the fourth quarter of 2014, our Board of Directors and Compensation Committee set our equity compensation program for our named executive officers as part of our mission of aligning the incentives of our named executive officers with those of our stockholders. Such alignment resulted in 80% of the total equity grants to our named executive officers consisting of performance share units. Half of the performance share units will vest based on our Company’s three-year cumulative non-GAAP diluted earnings per share growth and the remaining half will vest based on our Company’s absolute total shareholder return over a three or four-year period based on achieving targeted growth in the price of our Common Stock. The remaining 20% of the total equity grants to our named executive officers consist of RSUs which vest ratably based on such named executive officer’s continuous service with us over a four-year period.

Our Compensation Committee uses earnings per share as a performance metrics because we believe increased earnings per share should increase the price of our Common Stock and promote stockholder returns that exceed similar investments. Our Compensation Committee uses Absolute TRSUs because it believes that stockholders should benefit from a positive return before PRSUs are earned. Our Compensation Committee awarded 20% of 2014 equity value in RSUs that time-vest over four years to promote retention and alignment with stockholders.

In 2013, our Compensation Committee granted our Chief Executive Officer double the amount of the equity awards that he would normally receive in a year with the intention of granting him half the amount of the equity awards that he would normally receive in each of 2014 and 2015. Our Chief Executive Officer’s 2014 equity value was consistent with the proposed front-load design that was begun in 2013, which called for the 2014 value to be 50% of the normal annual amount. This approach results in a front-end loaded equity grant for our Chief Executive Officer in which he will receive the same amount of equity over a three-year period that he would normally receive in a three-year period. Our Compensation Committee awarded our Chief Executive Officer this front-loaded equity grant in order retain and motivate him. The following table illustrates how our Chief Executive Officer’s equity grant is expected to be the same as he would normally receive over a three-year period:

	Equity Grant (% Annual Value)
	2013	+	2014	+	2015	=	3-Year Total

Normal Annual Program	100%		100%		100%		300%

2013-15 CEO Front-Load	200%		50%		50%		300%
Performance Stock Units - Earnings Per Share.  Our Compensation Committee approved aggregate target grants of 44,113 PRSUs to our named executive officers. These PRSUs are non-vested equity grants for which the vesting percentage and ultimate number of units vesting will be calculated based on our Company’s cumulative non-GAAP diluted earnings per share growth for the three-year period ending on December 31, 2017. The target for earning 100% of the grant is achieving earnings per share growth of 40% over the three-year period. Earnings per share will be calculated on a pro forma basis to exclude non-operating gains and losses, if any, and exclude the after-tax impact of stock compensation expense. For each 1% that the cumulative growth rate actually achieved for the three- year period ending on December 31, 2017 is above the 40% target, the number of shares underlying the PRSUs awarded would be increased by 1.20%; provided, however, that the maximum increase in the number of shares that will vest is 150%. Likewise, for each 1% that the cumulative growth rate actually achieved for the three- year period ending on December 31, 2017 is below the 40% target, the number of shares underlying the PRSUs that will vest would be decreased by 1.50%. If the target growth rate is missed by 50% or more, then the named executive officers would fail to reach the threshold performance level and the number of shares that will vest is 0. We recorded expense on these PRSUs based on achieving the40% target.
The following table demonstrates these results for several potential outcomes:

	3-Year EPS Growth 2015-17	% of Target Achieved	Payout as % of Target[1]

Maximum	90%	225%	250%
	80%	200%	220%
	70%	175%	190%
	52%	130%	136%
Target	40%	100%	100%
	36%	90%	85%
	32%	80%	70%
	30%	75%	63%
Threshold	20%	50%	25%

[1] Linear interpolation between points shown.

Performance Stock Units - Absolute Total Shareholder Return.  Our Compensation Committee approved aggregate target grants of 48,671 Absolute TRSUs of our named executive officers. These Absolute TRSUs are non-vested equity grants for which vesting percentages and ultimate number of units vesting will be calculated based on our three or four year cumulative total shareholder return of our Common Stock. Our named executive officers have the ability to earn performance share units based on three year Absolute TRSU performance pursuant to the table below. However, if the performance level for the four year Absolute TRSU period exceeds the performance level for the three-year period, additional performance share units can be earned by our named executive officers. To account for the ability to earn extra performance share units at the four-year period, the Compensation Committee set higher goals for the four-year period. The goal of the design was to provide incentives for our named executive officers to increase performance over a three year period while allowing the named executive officers the ability to drive superior performance for the fourth year to earn a higher award.
The payout schedule can produce vesting percentages ranging from 0% to 200%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 19, 2017 or December 19, 2018, plus dividends paid per share over the three or four year period , divided by the closing price on December 19, 2014. The target number of units is based on achieving a total shareholder return of 46% over four years, although there is the ability to accelerate earnout after three years for strong total shareholder return in the interim.
The following table demonstrates these results for several potential outcomes and shows that there is no earnout for performance that is below-target:

	3-Year Cumulative TSR	4-Year Cumulative TSR	Earned as % of Target[1]

Maximum	73%	107%	200%
	62%	91%	173%
	52%	75%	148%
	42%	60%	123%
Target*	33%	46%	100%
	<33%	<33%	—%

[1] Linear interpolation between points shown.
Service-Based Restricted Stock Units.  In light of our Company’s financial and operating performance in 2014, and taking into account the increase in price of our Common Stock achieved during 2014, our Compensation Committee approved aggregate grants of 22,054 RSUs to certain of our named executive officers. These RSUs are non-vested equity grants which will vest at the rate of 25% on each annual anniversary of the grant date so long as the named executive officer remains in continuous service with us. Our Compensation Committee believe that these RSU grants will promote retention and continue to align the interests of our named executive officers with those of our stockholders.
The table below sets forth the types and number of 2014 annual equity grants made to each of the named executive officers:

Name and Title	Number of Equity Grants
	Target Performance Share Units (80%)		Service Based RSUs (20%)
	PRSUs	Absolute TRSUs
Robert O. Carr - Chairman and CEO	19,117	21,091	9,558
Samir M. Zabaneh - Chief Financial Officer	6,617	7,301	3,308
Michael A. Lawler, President - Strategic Markets	7,352	8,112	3,676
David Gilbert, President - Hospitality Group	4,411	4,867	2,205
Robert H.B. Baldwin, Jr. - Vice Chairman	2,205	2,433	1,102
Charles H.N. Kallenbach - Chief Legal Officer, General Counsel and Secretary	4,411	4,867	2,205

The following table sets forth the target value of the 2014 annual equity grants to each of the named executive officers:

Name and Title	Grant Date Fair Value of Equity Grants*
	Target Performance Share Units (80%)		Service Based RSUs (20%)
	PRSUs	Absolute TRSUs
Robert O. Carr - Chairman and CEO	$1,039,965	$1,147,350	$519,955
Samir M. Zabaneh - Chief Financial Officer	$359,965	$397,174	$179,955
Michael A. Lawler, President - Strategic Markets	$399,949	$441,293	$199,974
David Gilbert, President - Hospitality Group	$239,958	$264,765	$119,952
Robert H.B. Baldwin, Jr. - Vice Chairman	$119,952	$132,355	$59,949
Charles H.N. Kallenbach - Chief Legal Officer, General Counsel and Secretary	$239,958	$264,765	$119,952
* Grant date fair value equals number of shares awarded times the market price at the time of the award.
Treatment on Change of Control.  All of the RSUs granted in December 2014 contain double trigger accelerated vesting provisions wherein after a “change of control” of our Company, and a named executive officer’s employment is terminated for certain reasons, or the RSUs are not assumed or substituted by the acquiror, the unvested RSUs immediately vest. In the event of a change of control, the benchmarks of the performance share units described above shall be deemed to be earned at the target performance level and will vest in accordance with the original vesting schedule; provided, however, if there is a change of control and the named executive officer’s employment is terminated for certain reasons or the equity grants are not assumed or substituted by the acquiror, then the performance share units will vest immediately. These accelerated vesting provisions were viewed as a performance-based mechanism that also recognized it would be impossible to continue measuring performance versus an earnings per share goal or a total shareholder return goal if our Company was no longer a stand-alone entity.
Treatment on Termination of Employment.  In each case, if the named executive officer is not employed by us at the relevant vesting date of the RSUs or performance share units, the unvested portion of such RSUs or performance share units will terminate. For additional information regarding 2014 equity awards granted to our named executive officers, see “Grants of Plan-Based Awards.”
Previous Equity Grants and 2014 Performance
2014 Performance and Payout of 2010 Performance Share Units.  In the fourth quarter of 2010, our Compensation Committee granted performance-share units to Messrs. Carr, Baldwin and Kallenbach. These performance share units were non-vested share awards, which were earned and vested as follows:

•	50% vested on March 1, 2013, since the 2012 pro forma diluted earnings per share target of $1.48 was achieved;

•	25% vested on March 1, 2014, since the 2013 pro forma diluted earnings per share target of $1.74 was achieved; and

•	25% vested on March 1, 2015, since the 2014 pro forma diluted earnings per share target of $2.04 was achieved.

Diluted earnings per share is calculated on a pro forma basis to exclude non-operating gains and losses, if any, and excluding the after-tax impact of share-based compensation expense. Actual pro forma diluted earnings per share were $1.82, $2.17 and $2.05, respectively, for the years ended December 31, 2012, 2013 and 2014.

As a result, our Compensation Committee determined that the following 2010 performance share units had been earned at 100% of target and approved the following share pay-out amounts:

Name	2010 PRSU Target Shares	2010 PRSU Shares Earned
Robert O. Carr	55,000	55,000
Robert H.B. Baldwin, Jr.	15,000	15,000
Charles H.N. Kallenbach	1,500	1,500

Payout of 2012 Performance Share Units.  In the fourth quarter of 2012, our Compensation Committee approved target grants of performance share units to Messrs. Carr, Baldwin and Kallenbach. These performance share units were non-vested share awards, which could vest 50% on March 1, 2015 and 50% on March 1, 2016, if our Company achieved a diluted earnings per share compound annual growth rate ("CAGR") of 15% for the two-year period ending December 31, 2014. Additionally, for each 1% that the CAGR actually achieved for the two-year period ending on December 31, 2014 that is below the 15% target, the number of shares underlying the performance share units granted would be decreased by 1.31%.

Pro forma earnings per share for the year ended December 31, 2012 was $1.82 and our Company achieved pro forma diluted earnings per share of $2.05 for the year ended December 31, 2014. The resulting CAGR for the two-year period ending December 31, 2014 failed to meet the performance target, resulting in the named executive officers earning a decreased amount of the underlying performance shares of 23% of their respective targets, of which 50% of these performance share units vested on March 1, 2015 and the remaining 50% will vest on March 1, 2016 if the named executive officer remains in continuous service with us through such date. Diluted earnings per share were calculated on a pro forma basis to exclude non-operating gains and losses, if any, and exclude the after-tax impact of share-based compensation expense.

As a result of these CAGR results, our Compensation Committee determined that the following 2012 performance share units had been earned at 23% of target and approved the following share pay-out amounts which were paid on March 1, 2015. An amount equivalent to performance share units earned will be paid on March 1, 2016.

Name	2012 PRSU Target Shares	2012 PRSU Shares Earned
Robert O. Carr	18,773	4,355
Robert H.B. Baldwin, Jr.	5,279	1,225
Charles H.N. Kallenbach	3,084	715
2014 Chairman and CEO Total Compensation.  The nature of our business, with lean management and a commission-based sales force, makes the performance and dedication of our Chairman and Chief Executive Officer unusually important to our success. Our Chairman and Chief Executive Officer is an industry veteran with an exceptional understanding of the industry and our Company, and is deeply engaged in the operations of our Company. We provided our Chairman and Chief Executive Officer with total compensation value in 2014 that was less than half of what he was provided in 2013 due to the front-loading of his equity awards in 2013, which is described under the heading “2014 Equity Grants to named executive officers.”  In addition, 80% of such equity awards granted to, and 69% of the total compensation of, our Chairman and Chief Executive Officer are performance contingent and, therefore, he will only receive such compensation if our Company meets or exceeds its performance targets. The following graphic illustrates the breakdown of the compensation mix of our Chairman and Chief Executive Officer:

1 2014 actual cash incentive bonus was $0

	CEO Compensation
	2013	2014
Base Salary....................................................................................	$772,938	$789,227
Annual Bonus...............................................................................	—	—
Long-term Incentives....................................................................	9,002,007	2,707,270
All Other Compensation...............................................................	4,950	4,950
Total..............................................................................................	$9,779,895	3,501,447

Percent Change from prior year....................................................	107.7%	(64.2)%
Severance.   For all of our named executive officers other than Mr. Carr, we have set potential severance payments for an involuntary termination other than for cause at one year’s continued payment of base salary plus a pro-rated bonus which runs concurrently with our named executive officers’ covenants not to compete with us for one year following an involuntary termination of their employment other than for cause.  Our Compensation Committee believes that severance arrangements are important because they provide our named executive officers with security in case of an involuntary termination other than for cause and allow us to secure a release from future claims, and enjoy the benefit of certain covenants not to compete with our Company or solicit our employees.

Mr. Carr’s potential severance payment for an involuntary termination other than for cause is set at two years’ continued payment of base salary plus a pro-rated bonus, which runs concurrently with his covenant not to compete with us and his covenant not to solicit our customers or suppliers for two years following such involuntary termination. However, in the event of an involuntary termination of his employment other than for cause following a change of control, his severance payments and covenant not to compete are for a one year period following such involuntary termination.
Other Equity Compensation Policies
Margin and Hedging Policies.  By means of our insider trading policy, we prohibit directors, officers and employees from entering into margin loans using our Common Stock or pledging shares of our Common Stock as collateral for loans as well as from engaging in hedging or monetization transactions.
Stock Ownership Guidelines.  We do not have a policy requiring executives to hold shares acquired upon option exercise, or upon RSU or performance share unit vesting; however, our Compensation Committee has adopted stock ownership guidelines, which are described below. Subject to a five-year phase-in period from the later of the adoption of the stock ownership guidelines on December 10, 2012 (the “Adoption Date”) or the appointment as an executive officer or director, our stock ownership guidelines preclude executive officers from selling shares of our Common Stock until they own shares with a market value ranging from one to six times their base salary. Our Chief Executive Officer must retain ownership worth six times his base salary. Our other executive officers must retain ownership worth one times their respective base salaries. Non-employee directors are prohibited from selling shares of our Common Stock until they own shares with a market value worth five times the annualized cash board retainer paid to non-employee directors. Shares of Common Stock held outright and not pledged, shares of Common Stock held in trust, shares of Common Stock held in retirement accounts and time-vested RSUs are counted for purposes of meeting the ownership guidelines. When exercising options or upon the vesting of RSUs, non-employee directors and executive officers who have not yet met the ownership guidelines may sell shares acquired upon exercise or vesting to cover transaction costs and taxes and are expected to hold any remaining shares until the guidelines are achieved. Once a non-employee director or executive officer attains his or her required ownership level, the director or officer must maintain that ownership level until he or she no longer serves as a non-employee director or executive officer. Executive officers are expected to achieve the target ownership threshold upon the later of five years of appointment as an executive officer or five years from the Adoption Date and non-employee directors are expected to achieve the target ownership threshold upon the later of five years of election to the Board of Directors or five years from the Adoption Date. We believe our stock ownership and retention guidelines strongly align the interests of management and our Board of Directors with the interests of stockholders because executives and non-employee directors become stockholders with a considerable investment in our Company. Our stock ownership guidelines are reviewed annually by the Compensation Committee.

Other Compensation-Related Policies
Recovery of Executive Compensation.  At the current time, we, along with all other public companies, are awaiting rulemakings by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act related to certain compensation policies. Specifically, Section 954 of the Dodd-Frank Act directs the SEC to issue rules directing the national securities exchanges to prohibit the listing of companies which do not have a “clawback” policy. Upon the issuance of the final rules regarding Section 954, we will adopt a clawback policy consistent with the final rules. In December 2011, our Compensation Committee adopted a Compensation Recovery Policy that relates to the restatement of our financial statements due to material non-compliance with any financial reporting requirements under the securities laws. The Compensation Recovery Policy provides that we will be entitled to recoup from all employees carrying the title of Director (an internal title for certain employees) or higher (the “Covered Grantee”) all performance awards that were paid to the Covered Grantee to the extent that they would not have been paid if performance had been measured in accordance with the restated financials. The Compensation Recovery Policy will only apply to performance awards paid to the Covered Grantee during the three-year period prior to the date on which we discovered that we were required to restate our financials. We may recoup such amount in any manner as determined by our Compensation Committee at the time. All of the performance share units granted to our named executive officers in December 2012 and December 2013 are subject to this Compensation Recovery Policy.
Response to 2014 Advisory Vote on Executive Compensation.  At our 2014 annual meeting of stockholders, our stockholders were presented with, and voted on, a non-binding, advisory vote on executive compensation or “say-

on-pay” vote. Stockholders expressed substantial support for the compensation of our named executive officers, with over 98% of the votes cast for approval of the advisory vote on executive compensation. We reported the result of the vote on a Current Report on Form 8-K filed with the SEC on May 9, 2014. In 2014, our Compensation Committee and FW Cook discussed the result of the “say-on-pay” vote. Our Compensation Committee remains committed to paying for performance and encourages any stockholders who have comments or questions about our compensation programs to communicate with us as set forth in “Communication with Directors” above.
Accounting and Tax Considerations
For our financial statements, cash compensation is expensed and for our income tax returns, cash compensation is deductible. From the perspective of the named executive officers, such cash compensation is taxable as appropriate for that individual. For equity-based compensation, we do not provide named executive officers with immediately vesting equity grants in order to focus them on their long-term contributions to us and on the long-term appreciation in the value of our Common Stock. For future vesting equity grants to named executive officers, the fair value of such grants is expensed over the vesting period. For performance-based equity grants, we establish performance targets and evaluate the likelihood of achieving these performance targets. We record share-based compensation expense on our financial statements based on the levels of performance targets probable of being achieved. If achieving performance targets is not probable to occur, no share-based compensation expense is recorded on our financial statements. The evaluation of the likelihood of achieving these performance targets will be repeated quarterly.
Equity grants in the form of RSUs are generally not taxable to the holder until the RSUs vest. The tax impact to the named executive officers upon the vesting of RSUs can be different for the recipient and the Company. Our tax benefit may be limited by Internal Revenue Code Section 162(m) unless the grants have been structured to satisfy the requirements of performance-based compensation. Internal Revenue Code Section 162(m) is discussed below. Equity grants in the form of performance share units are generally not taxable to the named executive officers until vesting occurs. Performance share units that meet all the requirements of performance-based compensation under Internal Revenue Code section 162(m), which are the type we generally award, will provide a matching tax benefit to the Company.
The accounting and tax treatment of compensation pursuant to Internal Revenue Code Section 162(m), FASB ASC Topic 718, and other applicable rules, is a factor in determining the amounts of compensation for named executive officers. Internal Revenue Code Section 162(m) limits public companies from taking a federal tax deduction for compensation in excess of $1 million paid to certain of its executive officers, excluding performance-based compensation that meets requirements mandated by the statute. For example, our amended and restated 2008 Equity Incentive Plan, approved by our stockholders, is designed to allow the granting of awards that may qualify as performance-based compensation. When appropriate, our Compensation Committee intends to preserve deductibility under Internal Revenue Code Section 162(m) of compensation paid to our named executive officers. However, in certain situations, our Compensation Committee may approve compensation that will not meet these requirements in order to ensure the total compensation for our executive officers is consistent with the policies described above, particularly with regard to our Chief Executive Officer’s salary. Accordingly, our Compensation Committee approved cash compensation above $1 million for our Chief Executive Officer in 2013, some portion of which may not qualify as performance-based compensation, based on the determination that the benefit of providing compensation to our Chief Executive Officer at a level that we believe necessary to retain and reward his talents outweighs the cost of any lost tax deductibility.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE
Robert H. Niehaus, Chairman
Mitchell L. Hollin
Jonathan J. Palmer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee during 2014 included Messrs. Hollin, Niehaus and Palmer. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or our Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of ours.
EXECUTIVE COMPENSATION AND OTHER RELATED MATTERS
Summary Compensation Table
The following table shows the compensation paid or to be paid by us, and certain other compensation paid or accrued, during the fiscal years ended December 31, 2014, 2013 and 2012 to our named executive officers.

Name and Principal Position	Year	Salary	Bonus (5)	Stock Awards (6)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation
Robert O. Carr	2014	$789,227	$—	$2,707,270	—	$4,950	$3,501,447
Chairman and Chief	2013	$772,938	$—	$9,002,007	—	$4,950	$9,779,895
Executive Officer(1)	2012	$751,206	$751,197	$3,199,982	—	$5,434	$4,707,819
Samir M. Zabaneh	2014	$300,000	$146,666	$1,937,087	—	$40,767	$2,424,520
Chief Financial Officer(2)
Michael A. Lawler	2014	$400,000	$—	$1,041,216	$100,000	$4,950	$1,546,166
President - Strategic	2013	$307,500	$110,700	$1,249,997	—	$4,950	$1,673,147
Markets Group(1)(3)	2012	$262,918	$132,500	$1,385,953	—	$5,022	$1,786,393
David Gilbert	2014	$388,731	$107,917	$624,675	—	$4,950	$1,126,273
President - Hospitality	2013	$379,998	$185,000	$749,998	—	$5,699	$1,320,695
Group(1)(4)	2012	$157,014	$77,083	$1,665,946	—	$4,422	$1,904,465
Robert H.B. Baldwin, Jr.	2014	$474,639	$—	$312,256	—	$4,950	$791,845
Vice Chairman(1)	2013	$463,063	$92,613	$749,998	—	$4,950	$1,310,624
	2012	$451,769	$225,884	$899,948	—	$5,095	$1,582,696
Charles H.N. Kallenbach	2014	$386,335	$—	$624,675	$96,584	$4,950	$1,112,544
Chief Legal Officer, General	2013	$376,871	$135,688	$600,007	—	$4,950	$1,117,516
Counsel and Secretary(1)	2012	$365,497	$183,859	$525,960	—	$5,095	$1,080,411

(1)
Named executive officers received $3,750 in 2014 , 2013 and 2012 as a 401(K) Plan matching contribution and $1,200 in 2014, 2013 and, 2012 as a contribution to their Health Savings Accounts. These amounts are included in the column entitled “All Other Compensation” above.

(2)
Mr. Zabaneh was named our Chief Financial Officer in April 2014 Mr. Baldwin served as our Interim Chief Financial Officer from October 2013 to April 2014. Mr. Zabaneh received $3,000 as a 401(K) Plan matching contribution. Mr. Zabaneh received $37,767 for commuting and temporary housing expenses pursuit to the Zabaneh Letter Agreement.

(3)	Mr. Lawler was named our President - Strategic Markets Group in June 2012.

(4)	Mr. Gilbert was named our President - Strategic Markets Group in June 2012.

(5)	Represents annual cash bonus. See “Annual Incentive Cash Compensation” for an explanation of these payments.

(6)
Amounts represent the aggregate grant date fair value of stock awards as determined under FASB ASC Topic 718. No stock options to named executive officers were awarded during the fiscal years ended December 31, 2014, 2013 and 2012.

Grants of Plan-Based Awards
The following table lists grants of plan-based awards made to our named executive officers during 2014 and the related total fair value of these awards. Named executive officers did not provide cash consideration for the listed awards.

Name	Date	Award	Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)(5)			All Other Stock Awards-Number of Shares or Stock Units (3)(4)(5)	Grant Date Fair Market Value of Stock Awards
			Threshold (#)	Target (#)	Maximum (#)
Robert O. Carr	12/19/2014	RSUs	—	—	—	9,558	$519,955
	12/19/2014	PRSUs	4,779	19,117	47,793	—	$1,039,965
	12/19/2014	Absolute TRSUs	—	21,091	42,182	—	$1,147,350
Samir M. Zabaneh	4/7/2014	RSUs	—	—	—	25,608	$999,992
	12/19/2014	RSUs	—	—	—	3,308	$179,955
	12/19/2014	PRSUs	1,654	6,617	16,543	—	$359,965
	12/19/2014	Absolute TRSUs	—	7,301	14,602	—	$397,174
Michael A. Lawler	12/19/2014	RSUs	—	—	—	3,676	$199,974
	12/19/2014	PRSUs	1,838	7,352	16,542	—	$399,949
	12/19/2014	Absolute TRSUs	—	8,112	20,280	—	$441,293
David Gilbert	12/19/2014	RSUs	—	—	—	2,205	$119,952
	12/19/2014	PRSUs	1,103	4,411	11,028	—	$238,958
	12/19/2014	Absolute TRSUs	—	4,867	9,734	—	$264,765
Robert H.B. Baldwin, Jr.	12/19/2014	RSUs	—	—	—	1,102	$59,949
	12/19/2014	PRSUs	551	2,205	5,513	—	$119,952
	12/19/2014	Absolute TRSUs	—	2,433	4,866	—	$132,355
Charles H.N. Kallenbach	12/19/2014	RSUs	—	—	—	2,205	$119,952
	12/19/2014	PRSUs	1,103	4,411	11,028	—	$238,958
	12/19/2014	Absolute TRSUs		4,867	9,734	—	$264,765

(1)
On December 19, 2014, our Compensation Committee approved aggregate target grants of 44,113 PRSUs to our named executive officers. These PRSUs will vest only if we achieve a pro forma diluted earnings per share growth rate of forty percent (40%) over the three-year period ending December 31, 2017. Shares actually earned could range from 0% to 250% of target determined by the actual growth rate achieved over the three-year period ending December 31, 2017.

(2)
On December 19, 2014, our Compensation Committee approved aggregate target grants of 48,671 Absolute TRSUs to our named executive officers. These Absolute TRSUs are nonvested share awards for which vesting percentages and ultimate number of units vesting will be calculated based on the Company's three or four year total shareholder return of our common stock. The payout schedule can produce vesting percentages ranging from 0% to 200%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 18, 2017 or December 18, 2018, divided by the closing price on December 18, 2014. The target number of units is based on achieving a total shareholder return of 33% over three years or 46% over four years. The Company recorded expense on these Absolute TRSUs based on achieving the target. A lattice valuation model was applied to measure the grant date fair value of these Absolute TRSUs.

(3)
On December 19, 2014, our Compensation Committee approved aggregate grants of 22,054 service vesting RSUs to our named executive officers. These RSUs are non-vested equity grants which will vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us.

(4)
On April 7, 2014, the date Mr. Zabaneh was named our Chief Financial Officer, our Compensation Committee approved 25,608 service vesting RSUs to Mr. Zabaneh. These RSUs are non-vested equity grants which will vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us.

(5)	See “Equity Incentive Programs” for an explanation of these awards.
Outstanding Equity Awards
The following tables set forth information regarding outstanding equity awards held by named executive officers as of December 31, 2014. In the Outstanding Equity Awards table, each outstanding stock option award is listed individually along with the breakout of the number of stock options which are exercisable and unexercisable.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert O. Carr	—	—	—	—	55,000(1)(14)	$2,967,250
	—	—	—	—	47,771(2)(15)	2,577,245
	—	—	—	—	7,962(3)(16)	429,550
	—	—	—	—	37,546(4)(17)	2,025,607
	—	—	—	—	37,723(5)(18)	2,035,156
	—	—	—	—	16,091(6)(19)	868,109
	—	—	—	—	80,695(7)(20)	4,353,495
	—	—	—	—	40,318(8)(21)	2,175,156
	—	—	—	—	41,742(9)(22)	2,251,981
	—	—	—	—	30,303(10)(23)	1,634,847
	—	—	—	—	9,558(11)(24)	515,654
	—	—	—	—	19,117(12)(25)	1,031,362
	—	—	—	—	21,091(13)(26)	1,137,859
Samir M. Zabaneh	—	—	—	—	3,308(11)(27)	$178,467
	—	—	—	—	6,617(12)(28)	356,987
	—	—	—	—	7,301(13)(29)	393,889
	—	—	—	—	25,608(30)	1,381,552
Michael A. Lawler	—	—	—	—	6,250(31)	$337,188
	—	—	—	—	13,844(32)	746,884
	—	—	—	—	3,117(4)(33)	168,162
	—	—	—	—	3,132(5)(34)	168,971
	—	—	—	—	11,211(7)(35)	604,833
	—	—	—	—	5,603(8)(36)	302,282
	—	—	—	—	5,791(9)(37)	312,424
	—	—	—	—	4,204(10)(38)	226,806
	—	—	—	—	3,676(11)(39)	198,320
	—	—	—	—	7,352(12)(40)	396,640
	—	—	—	—	8,112(13)(41)	437,642
David Gilbert	—	—	—	—	26,148(42)	$1,410,685
	—	—	—	—	3,117(4)(43)	168,162
	—	—	—	—	3,132(5)(44)	168,971
	—	—	—	—	6,726(7)(45)	362,868
	—	—	—	—	3,362(8)(46)	181,380
	—	—	—	—	3,475(9)(47)	187,476
	—	—	—	—	2,523(10)(48)	136,116
	—	—	—	—	2,205(11)(49)	118,960
	—	—	—	—	4,411(12)(50)	237,973
	—	—	—	—	4,867(13)(51)	262,575
Robert H.B. Baldwin, Jr.	38,092	—	$15.22	July 22, 2015	15,000(1)(52)	$809,250
	—	—	—	—	11,943(2)(53)	644,325
	—	—	—	—	1,991(3)(54)	107,414
	—	—	—	—	10,559(4)(55)	569,658
	—	—	—	—	10,609(5)(56)	572,356
	—	—	—	—	4,526(6)(57)	244,178
	—	—	—	—	6,726(7)(58)	362,868
	—	—	—	—	3,362(8)(59)	181,380
	—	—	—	—	3,475(9)(60)	187,476
	—	—	—	—	2,523(10)(61)	136,116
	—	—	—	—	1,102(11)(62)	59,453
	—	—	—	—	2,205(12)(63)	118,960
	—	—	—	—	2,433(13)(64)	131,260

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles H. N. Kallenbach	—	—	—	—	1,500(1)(65)	$80,925
	—	—	—	—	8,360(2)(66)	451,022
	—	—	—	—	1,394(3)(67)	75,206
	—	—	—	—	6,168(4)(68)	332,764
	—	—	—	—	6,197(5)(69)	334,328
	—	—	—	—	2,648(6)(70)	142,860
	—	—	—	—	5,381(7)(71)	290,305
	—	—	—	—	2,689(8)(72)	145,072
	—	—	—	—	2,780(19)(73)	149,981
	—	—	—	—	2,019(10)(74)	108,925
	—	—	—	—	2,205(11)(75)	118,960
	—	—	—	—	4,411(12)(76)	237,973
	—	—	—	—	4,867(13)(77)	262,575

(1)
On December 10, 2010, our Compensation Committee approved grants an aggregate of 508,800 Performance Share Units to our employees, including our named executive officers. These Performance Share Units were nonvested share awards, which vest as follows:

(a)	50% vested on March 1, 2013, since the 2012 pro forma diluted earnings per share target of $1.48 was achieved; and

(b)	25% vested on March 1, 2014, since the 2013 pro forma diluted earnings per share target of $1.74 was achieved; and

(c)	25% vested on March 1, 2015, since the 2014 pro forma diluted earnings per share target of $2.04 was achieved.

(2)
On December 22, 2011, our Compensation Committee approved grants of Performance Share Units to our named executive officers. These Performance Share Units will vest in 2015 since we achieved a pro forma diluted earnings per share compound annual growth rate ("CAGR") for the two-year period ending December 31, 2013 in excess of the performance target. The CAGR achieved for the two-year period ending December 31, 2013 resulted in holders earning the maximum 100% increase in the number of shares awarded.

(3)
On December 22, 2011, our Compensation Committee approved grants of service vesting Performance Share Units to our named executive officers. These are nonvested share awards which vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us through each respective vesting date. The closing price of our Common Stock on the grant date equals the grant date fair value of these nonvested awards and which are recognized as compensation expense over their vesting periods.

(4)
On December 10, 2012, our Compensation Committee approved target grants of an aggregate of 65,836 Performance Share Units to our named executive officers. These PRSUs are nonvested share awards which would vest 50% in 2015 and 50% in 2016 only if we achieve a diluted earnings per share CAGR of fifteen percent (15%) for the two-year period ending December 31, 2014. The target number of shares for these PRSUs would have been earned had the Company achieved a pro forma diluted earnings per share compound annual growth rate ("CAGR") of fifteen percent (15%) for the two-year period ending December 31, 2014. Based on actual CAGR achieved, these PRSUs were earned at 23% of target.

(5)
On December 10, 2012, our Compensation Committee approved target grants of an aggregate of 66,148 Relative Total Shareholder Return Performance Share Units to our named executive officers. These Relative TRSUs are nonvested share awards for which vesting percentages and ultimate number of units vesting will be calculated based on the total shareholder return of our Common Stock as compared to the total shareholder return of 86 peer companies. The payout schedule can produce vesting percentages ranging from 0% to 225%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 9, 2015, over the closing price on December 10, 2012. The target is based on achieving a total shareholder return equal to the 65th percentile of the peer group.

(6)
On December 10, 2012, our Compensation Committee approved grants of an aggregate of 48,423 service vesting RSUs to our named executive officers. These RSUs are nonvested share awards which vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us through each respective vesting date. The closing price of our Common Stock on the grant date equals the grant date fair value of these nonvested RSUs awards and which are recognized as compensation expense over their vesting periods.

(7)
On December 6, 2013, our Compensation Committee approved aggregate target grants of 110,739 Performance Share Units to our named executive officers. These Performance Share Units will vest only if we achieve a pro forma diluted earnings per share growth rate of forty percent (40%) over the three-year period ending December 31, 2016. For each 1% that the growth rate actually achieved for the three- year period ending on December 31, 2016 is above the 40% target, the number of shares underlying these Performance Share Units awarded would be increased by 1.20%; provided, however, that the maximum increase in the number of shares that may be awarded is 150%. Likewise, for each 1% that the growth rate actually achieved for the three-year period ending on December 31, 2016 is below the 40% target, the number of shares underlying these Performance Share Units awarded would be decreased by 1.50%. If the target growth rate is missed by 50% or more, then the number of shares awarded is zero.

(8)
On December 6, 2013, our Compensation Committee approved aggregate target grants of 55,334 Relative TRSUs to our named executive officers. These Relative TRSUs are nonvested share awards for which vesting percentages and ultimate number of units vesting will be calculated based on the total shareholder return of our common stock as compared to the total shareholder return of 91 peer companies.

The payout schedule can produce vesting percentages ranging from 0% to 200%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 6, 2016, divided by the closing price on December 6, 2013. The target number of units is based on achieving a total shareholder return equal to the 65th percentile of the peer group.

(9)
On December 6, 2013, the Compensation Committee approved and recommended to our Board of Directors, which subsequently approved aggregate target grants of 57,263 Absolute TRSUs to our named executive officer. These Absolute TRSUs are nonvested share awards for which vesting percentages and ultimate number of units vesting will be calculated based on our three or four year total shareholder return of our common stock. The payout schedule can produce vesting percentages ranging from 0% to 200%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 6, 2016 or December 6, 2017, divided by the closing price on December 6, 2013. The target number of units is based on achieving a total shareholder return of 33% over three years or 46% over four years.

(10)
On December 6, 2013, our Compensation Committee approved and recommended to our Board of Directors, which subsequently approved aggregate grants of 55,426 service vesting RSUs to certain of our named executive officers. These RSUs are non-vested equity grants which vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us through each respective vesting date.

(11)
On December 19, 2014, our Compensation Committee approved aggregate grants of 22,054 service vesting RSUs to our named executive officers. These RSUs are non-vested equity grants which will vest at the rate of 25% on each annual anniversary of the award date so long as the named executive officer remains in continuous service with us.

(12)
On December 19, 2014, our Compensation Committee approved aggregate target grants of 44,113 PRSUs to our named executive officers. These PRSUs will vest only if we achieve a pro forma diluted earnings per share growth rate of forty percent (40%) over the three-year period ending December 31, 2017. Shares actually earned could range from 0% to 250% of target determined by the actual growth rate achieved over the three-year period ending December 31, 2017.

(13)
On December 19, 2014, our Compensation Committee approved aggregate target grants of 48,671 Absolute TRSUs to our named executive officers. These Absolute TRSUs are nonvested share awards for which vesting percentages and ultimate number of units vesting will be calculated based on the Company's three or four year total shareholder return of our common stock. The payout schedule can produce vesting percentages ranging from 0% to 200%. Total shareholder return will be calculated based upon the average closing price for the 30 calendar day period ending December 18, 2017 or December 18, 2018, divided by the closing price on December 18, 2014. The target number of units is based on achieving a total shareholder return of 33% over three years or 46% over four years. The Company recorded expense on these Absolute TRSUs based on achieving the target. A lattice valuation model was applied to measure the grant date fair value of these Absolute TRSUs.

(14)	55,000 Performance Share Units vested on March 1, 2015.

(15)	95,542 Performance Share Units vested on March 1, 2015. The number of Performance Share Units vesting was increased to the maximum number of shares based achieving the maximum target performance.

(16)	7,962 RSUs will vest on December 22, 2015 if Mr. Carr is still in continuous service with us through such date.

(17)	4,355 PRSUs vested on March 1, 2015 and 18,773 PRSUs will vest on March 1, 2016 if Mr. Carr is still in continuous service with us through each such date.

(18)
If and only if the performance conditions identified in (5) above are achieved, 37,723 Relative TRSUs will vest on December 10, 2015. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(19)	8,046 RSUs will vest on December 10, 2015 and 8,045 RSUs will vest on December 10, 2016 if Mr. Carr is still in continuous service with us through each such date.

(20)
If and only if the performance conditions identified in (7) above are achieved, 40,348 Performance Share Units will vest on March 1, 2017 and 40,347 Performance Share Units will vest on March 1, 2018. The number of Performance Share Units vesting on each date is subject to increase or decrease based on the percentage of target performance actually achieved.

(21)
If and only if the performance conditions identified in (8) above are achieved, 40,318 Relative TRSUs will vest on March 1, 2017. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(22)
If and only if the performance conditions identified in (9) above are achieved, 41,742 Absolute TRSUs will vest on March 1, 2017 or March 1, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(23)
10,101 RSUs will vest on December 6, 2015, 10,101 RSUs will vest on December 6, 2016, and 10,101 RSUs will vest on December 6, 2017 if Mr. Carr is still in continuous service with us through each such date.

(24)	2,390 RSUs will vest on December 19, 2015, 2,390 RSUs will vest on December 19, 2016, 2,389 RSUs will vest on December 19, 2017 and 2,389 RSUs will vest on December 19, 2018.

(25)
If and only if the performance conditions identified in (12) above are achieved, 9,559 PRSUs will vest on December 19, 2018 and 9,558 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(26)
If and only if the performance conditions identified in (13) above are achieved, 21,091 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(27)	827 RSUs will vest on December 19, 2015, 827 RSUs will vest on December 19, 2016, 827 RSUs will vest on December 19, 2017, and 827 RSUs will vest on December 19, 2018.

(28)
If and only if the performance conditions identified in (12) above are achieved, 3,309 PRSUs will vest on December 19, 2018 and 3,308 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(29)
If and only if the performance conditions identified in (13) above are achieved, 7,301 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(30)	6,402 RSUs will vest on April 7, 2015, 6,402 RSUs will vest on April 7, 2016, 6,402 RSUs will vest on April 7, 2017, and 6,402 RSUs will vest on April 7, 2018.

(31)	3,125 RSUs will vest on April 26, 2015, and 3,125 RSUs will vest on April 26, 2016.

(32)	6,922 RSUs will vest on July 20, 2015, and 6,922 RSUs will vest on July 20, 2016.

(33)	361 PRSUs vested on March 1, 2015 and 1,558 PRSUs will vest on March 1, 2016 if Mr. Lawler is still in continuous service with us through each such date.

(34)
If and only if the performance conditions identified in (5) above are achieved, 3,132 Relative TRSUs will vest on December 10, 2015. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(35)
If and only if the performance conditions identified in (7) above are achieved, 5,606 PRSUs will vest on March 1, 2017 and 5,605 PRSUs will vest on March 1, 2018. The number of PRSUs vesting on each date is subject to increase or decrease based on the percentage of target performance actually achieved.

(36)
If and only if the performance conditions identified in (8) above are achieved, 5,603 Relative TRSUs will vest on March 1, 2017. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(37)
If and only if the performance conditions identified in (9) above are achieved, 5,791 Absolute TRSUs will vest on March 1, 2017 or March 1, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(38)	1,402 RSUs will vest on December 6, 2015, 1,401 RSUs will vest on December 6, 2016, and 1,401 RSUs will vest on December 6, 2017.

(39)	919 RSUs will vest on December 19, 2015, 919 RSUs will vest on December 19, 2016, 919 RSUs will vest on December 19, 2017 and 919 RSUs will vest on December 19, 2018.

(40)
If and only if the performance conditions identified in (12) above are achieved, 3,676 PRSUs will vest on December 19, 2018 and 3,676 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(41)
If and only if the performance conditions identified in (13) above are achieved, 8,112 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(42)	13,074 RSUs will vest on June 14, 2015, and 13,074 RSUs will vest on June 14, 2016.

(43)	361 PRSUs vested on March 1, 2015 and 1,558 PRSUs will vest on March 1, 2016 if Mr. Gilbert is still in continuous service with us through each such date.

(44)
If and only if the performance conditions identified in (5) above are achieved, 3,132 Relative TRSUs will vest on December 10, 2015. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(45)
If and only if the performance conditions identified in (7) above are achieved, 3,363 PRSUs will vest on March 1, 2017 and 3,363 PRSUs will vest on March 1, 2018. The number of PRSUs vesting on each date is subject to increase or decrease based on the percentage of target performance actually achieved.

(46)
If and only if the performance conditions identified in (8) above are achieved, 3,362 Relative TRSUs will vest on March 1, 2017. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(47)
If and only if the performance conditions identified in (9) above are achieved, 3,475 Absolute TRSUs will vest on March 1, 2017 or March 1, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(48)	841 RSUs will vest on December 6, 2015, 841 RSUs will vest on December 6, 2016, and 841 RSUs will vest on December 6, 2017.

(49)	552 RSUs will vest on December 19, 2015, 551 RSUs will vest on December 19, 2016, 551 RSUs will vest on December 19, 2017 and 551 RSUs will vest on December 19, 2018.

(50)
If and only if the performance conditions identified in (12) above are achieved, 2,206 PRSUs will vest on December 19, 2018 and 2,205 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(51)
If and only if the performance conditions identified in (13) above are achieved, 4,867 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(52)	15,000 RSUs vested on March 1, 2015.

(53)	23,886 PRSUs vested on March 1, 2015. The number of Performance Share Units vesting was increased to the maximum number of shares based achieving the maximum target performance.

(54)	1,991 RSUs will vest on December 22, 2015 if Mr. Baldwin is still in continuous service with us through each such date.

(55)	1,225 PRSUs vested on March 1, 2015 and 5,279 PRSUs will vest on March 1, 2016 if Mr. Baldwin is still in continuous service with us through each such date.

(56)
If and only if the performance conditions identified in (5) above are achieved, 10,609 Relative TRSUs will vest on December 10, 2015. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(57)	2,263 RSUs will vest on December 10, 2015 and 2,263 RSUs will vest on December 10, 2016.

(58)
If and only if the performance conditions identified in (7) above are achieved, 3,363 PRSUs will vest on March 1, 2017 and 3,363 PRSUs will vest on March 1, 2018. The number of PRSUs vesting on each date is subject to increase or decrease based on the percentage of target performance actually achieved.

(59)
If and only if the performance conditions identified in (8) above are achieved, 3,362 Relative TRSUs will vest on March 1, 2017. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(60)
If and only if the performance conditions identified in (9) above are achieved, 3,475 Absolute TRSUs will vest on March 1, 2017 or March 1, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(61)	841 RSUs will vest on December 6, 2015, 841 RSUs will vest on December 6, 2016, and 841 RSUs will vest on December 6, 2017.

(62)	276 RSUs will vest on December 19, 2015, 276 RSUs will vest on December 19, 2016, 275 RSUs will vest on December 19, 2017 and 275 RSUs will vest on December 19, 2018.

(63)
If and only if the performance conditions identified in (12) above are achieved, 1,103 PRSUs will vest on December 19, 2018 and 1,102 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(64)
If and only if the performance conditions identified in (13) above are achieved, 2,433 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(65)	1,500 Performance Share Units vested on March 1, 2015.

(66)	16,720 Performance Share Units vested on March 1, 2015. The number of Performance Share Units vesting was increased to the maximum number of shares based achieving the maximum target performance.

(67)	1,394 RSUs will vest on December 22, 2015 if Mr. Kallenbach is still in continuous service with us through such date.

(68)	715 PRSUs vested on March 1, 2015 and 3,084 PRSUs will vest on March 1, 2016 if Mr. Kallenbach is still in continuous service with us through each such date.

(69)
If and only if the performance conditions identified in (5) above are achieved, 6,197 Relative TRSUs will vest on December 10, 2015. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(70)	1,324 RSUs will vest on December 10, 2015 and 1,324 RSUs will vest on December 10, 2016 if Mr. Kallenbach is still in continuous service with us through each such date.

(71)
If and only if the performance conditions identified in (7) above are achieved, 2,690 Performance Share Units will vest on March 1, 2017 and 2,691 Performance Share Units will vest on March 1, 2018. The number of Performance Share Units vesting on each date is subject to increase or decrease based on the percentage of target performance actually achieved.

(72)
If and only if the performance conditions identified in (8) above are achieved, 2,689 Relative TRSUs will vest on March 1, 2017. The number of Relative TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(73)
If and only if the performance conditions identified in (9) above are achieved, 2,780 Absolute TRSUs will vest on March 1, 2017 or March 1, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(74)
673 RSUs will vest on December 6, 2015, 673 RSUs will vest on December 6, 2016, and 673 RSUs will vest on December 6, 2017 if Mr. Kallenbach is still in continuous service with us through each such date.

(75)	552 RSUs will vest on December 19, 2015, 551 RSUs will vest on December 19, 2016, 551 RSUs will vest on December 19, 2017 and 551 RSUs will vest on December 19, 2018.

(76)
If and only if the performance conditions identified in (12) above are achieved, 2,205 PRSUs will vest on December 19, 2018 and 2,206 will vest on December 19, 2019. The number of PRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

(77)
If and only if the performance conditions identified in (13) above are achieved, 4,867 Absolute TRSUs will vest on December 19, 2017 or December 19, 2018. The number of Absolute TRSUs vesting on that date is subject to increase or decrease based on the percentage of target performance actually achieved.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2014
The following table sets forth the number of stock options exercised and restricted stock units vested during 2014 by the named executive officers and the value realized on exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert O. Carr	75,000	2,356,500	176,649	9,613,894
Samir M. Zabaneh	—	—	—	—
Michael A. Lawler	2,500	83,523	11,448	508,921
David Gilbert	—	—	13,914	601,085
Robert H.B. Baldwin, Jr.	86,908	3,117,996	43,977	2,391,932
Charles H.N. Kallenbach	4,500	137,829	21,609	1,174,576
Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us or participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments Upon Termination or Change of Control
In November 2001, Robert O. Carr entered into an employee confidential information and non-competition agreement with us, which was amended and restated on May 4, 2007 and amended on May 11, 2009. Subject to Mr. Carr’s compliance with the non-competition, non-solicitation and other covenants set forth therein, his agreement provides that in the event Mr. Carr is terminated by us for other than cause (as defined in his agreement) or disability (as defined in his agreement), he will be entitled to receive severance pay in an amount equal to the wages that would have been paid to him during a two year period plus medical benefits for two years. However, in the event of an involuntary termination of Mr. Carr’s employment other than for cause following a change of control (as defined in his agreement), the agreement contains a double trigger severance provision pursuant to which Mr. Carr will be entitled to receive severance pay in an amount equal to the wages that would have been paid to him during a one year period plus medical benefits for one year. In addition, if Mr. Carr’s employment is terminated by us other than for cause or his employment with us is terminated due to his death, he shall also be entitled to receive a pro rata portion of any annual bonus that he would have been entitled to receive based on the number of days he was employed by us during such year.
The following of our named executive officers entered into employee confidential information and noncompetition agreements with the Company: Charles H.N. Kallenbach on April 4, 2007, Michael A. Lawler on July 13, 2012, David Gilbert on June 14, 2012, Samir M. Zabaneh on April 7, 2014. Robert H.B. Baldwin, Jr. entered into an amended and restated confidential information and noncompetition agreement with us on March 16, 2007. Subject to the executive’s compliance with the non-competition, non-solicitation and other covenants set forth therein, all of these agreements provide that in the event these executives are terminated by us for other than cause (as defined in the agreements) or disability (as defined in the agreements), they will be entitled to receive severance pay in an amount equal to the wages that would have been paid to them during a one year period plus medical benefits for one year. In addition, if the employment of the executives is terminated by us other than for cause or their employment with us is terminated due to their death, they shall also be entitled to receive a pro rata portion of any annual bonus that they would have been entitled to receive based on the number of days they were employed by us during such year or, if their bonus was payable on a quarterly rather than an annual basis, then they shall be entitled to receive a pro rata portion of any bonus that they would have been entitled to receive for the fiscal quarter in which they were terminated.
The award agreements for the service-based restricted stock units and performance share units granted to each of our named executive officers on December 22, 2011 and the service-based restricted stock units and performance share units granted on December 10, 2012, and the service-based restricted stock units and performance share units granted on December 6, 2013 and the service-based restricted stock units and performance share units granted on December 19, 2014, which are described above, contain double trigger accelerated vesting provisions wherein after a change of control and an executive officer's termination of employment for certain reasons, such unvested equity awards immediately vest and the shares of our Common Stock underlying such restricted stock units will be issued and delivered. Additionally, in the event of a change of control, the performance benchmarks for the performance share units described above shall be deemed to be earned at the target threshold and will vest in accordance with the original vesting schedule; provided, however, if there is a change of control and the named executive officer’s employment is terminated for certain reasons or the equity grants are not assumed or substituted by the acquiror, then the performance share units will vest immediately.

The following table provides a quantitative description of the payments and benefits payable upon termination of employment other than for cause, termination of employment due to death and/or termination of employment other than for cause following a change of control of our Company, assuming a termination date as of December 31, 2014 and payment of a bonus under the agreements at target levels. Estimated stock and option values were calculated assuming the closing price of our Common Stock on December 31, 2014 of $53.95:

Named Executive Officer	Severance Payment	Estimated Value of Benefits	Bonus(a)	Estimated Value of Acceleration of Vesting of Stock Options and RSU’s	Total
Robert O. Carr
Termination of Employment without Cause	$1,578,454	$18,416	$789,227	$—	$2,386,097
Termination of Employment due to Death	$—	$—	$789,227	$—	$789,227
Change of Control	$789,227	$—	$—	$24,003,272	$24,792,499
Samir M. Zabaneh
Termination of Employment without Cause	$400,000	$5,696	$200,000	$—	$605,696
Termination of Employment due to Death	$—	$—	$200,000	$—	$200,000
Change of Control	$—	$—	$—	$2,310,894	$2,310,894
Michael A. Lawler
Termination of Employment without Cause	$400,000	$13,799	$200,000	$—	$613,799
Termination of Employment due to Death	$—	$—	$200,000	$—	$200,000
Change of Control	$—	$—	$—	$3,900,153	$3,900,153
David Gilbert
Termination of Employment without Cause	$388,731	$13,799	$194,366	$—	$596,896
Termination of Employment due to Death	$—	$—	$194,366	$—	$194,366
Change of Control	$—	$—	$—	$3,235,166	$3,235,166
Robert H.B. Baldwin, Jr.
Termination of Employment without Cause	$474,639	$13,799	$237,320	$—	$725,758
Termination of Employment due to Death	$—	$—	$237,320	$—	$237,320
Change of Control	$—	$—	$—	$6,179,756	$6,179,756
Charles H.N. Kallenbach
Termination of Employment without Cause	$386,335	$13,799	$193,168	$—	$593,302
Termination of Employment due to Death	$—	$—	$193,168	$—	$193,168
Change of Control	$—	$—	$—	$2,730,895	$2,730,895

(a)
In the event of termination other than for cause or termination due to death, annual bonus would be paid on a pro rata computation based on the number of days the executive was employed by us during such year.

For additional information on termination payments, see the discussion of “Severance” in the Compensation Disclosure and Analysis section above. Other than as noted, the Company does not provide change of control benefits to its named executive officers.

Indemnification Arrangements
Our Bylaws provide that our Directors, and subject to the Board’s discretion, our officers, shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law. We have entered into indemnification agreements with each of our Directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below is information relating to the beneficial ownership of our Common Stock as of March 10, 2015, by each person known by us to beneficially own more than 5% of our outstanding shares of Common Stock, each of our named executive officers and our Directors, and all of our named executive officers and Directors as a group.
Each stockholder’s percentage ownership in the following table is based on 36,344,921 shares of Common Stock outstanding as of December 31, 2014, except as otherwise noted in the footnotes below.
The address of the executive officers and Directors is c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.

	Amount/Nature of Beneficial Ownership			Percentage of Common Shares Outstanding
Name and Address of Beneficial Owner	Number of Shares Owned[1]	Right to Acquire[2]	Total
5% Holders
Wellington Management Company, LLP
280 Congress Street, Boston, MA 02210.................................................	4,215,656 [3]	—	4,215,656	11.60
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355.................................................	3,195,084 [4]	—	3,195,084	8.79
BlackRock, Inc.
40 East 52nd Street New York, NY 10022...............................................	3,054,976 [5]	—	3,054,976	8.41
FMR LLC
245 Summer Street Boston, MA 02210...................................................	2,666,667 [6]	—	2,666,667	7.34
Macquarie Group Limited
1 Martin Place Sydney, New South Wales, Australia...............................	2,657,740 [7]	—	2,657,740	7.31
Fisher Investments
5525 NW Fisher Creek Drive Camas, WA 98607....................................	1,839,141 [8]	—	1,839,141	5.06

Directors and Named Executive Officers
Robert O. Carr..........................................................................................	571,726 [9]	—	571,726	1.6
Samir Zabaneh	—	6,402 [10]	6,402	*
Michael A. Lawler....................................................................................	1,154	—	1,154	*
David Gilbert............................................................................................	14,222	—	14,222	*
Robert H.B. Baldwin, Jr...........................................................................	569,113 [11]	77 [12]	569,190	1.6
Charles H.N. Kallenbach..........................................................................	18,951	—	18,951	*
Maureen Breakiron-Evans.......................................................................	3,365	1,897	3,365	*
Mitchell L. Hollin.....................................................................................	44,781	1,897	44,781	*
Robert H. Niehaus....................................................................................	134,825 [13]	4,813 [14]	137,741	*
Marc J. Ostro, Ph.D. ................................................................................	52,979 [15]	4,813 [16]	55,895	*
Jonathan J. Palmer....................................................................................	17,300	1,897	17,300	*
Richard W. Vague.....................................................................................	7,979	4,813 [17]	10,895	*
All Named Executive Officers and Directors as a Group (12 persons)...	1,436,395	26,609	1,463,004	4.0
* Represents less than one percent of the outstanding shares of Common Stock.

1.
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC’s rules, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock which they beneficially own. All persons listed have an address in care of Heartland’s principal executive offices, except as otherwise noted. All information with respect to beneficial ownership has been furnished to us by our respective stockholders, unless otherwise noted.

2.	The numbers in this column represent shares underlying stock options, which are exercisable within 60 days of March 10, 2015.

3.
Information regarding these shares is based on a Schedule 13G/A filed by Wellington Management Group, LLP, a parent holding company, with the SEC on February 12, 2015. The securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, formerly known as Wellington Management Company, LLP, which was an investment adviser to these clients as of December 31, 2014. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.

4.
Information regarding these shares is based on a Schedule 13G filed by The Vanguard Group, a parent holding company, with the SEC on February 9, 2015. Vanguard is deemed to be the beneficial owner of 3,195,084 shares of Common Stock with sole dispositive power over 3,149,822 shares of Common Stock and shared dispositive power over 45,262 shares of Common Stock as a result of its subsidiaries having the rights to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of Common Stock.

5.
Information regarding these shares is based on a Schedule 13G/A filed by BlackRock, Inc., a parent holding company, for all reporting persons as a group with the SEC on January 12, 2015. BlackRock, Inc. is deemed to be the beneficial owner of 3,054,976 shares of Common Stock as a result of its subsidiaries having the rights to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of Common Stock.

6.
Information regarding these shares is based on a Schedule 13G/A filed by FMR LLC, a parent holding company, with the SEC on February 13, 2015. FMR is deemed to be the beneficial owner of 2,666,667 shares of Common Stock as a result of Fidelity Management and Research Company, a wholly owned subsidiary of FMR, acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

7.
Information regarding these shares is based on a Schedule 13G/A filed by Macquarie Group Limited, a parent holding company, for all reporting persons as a group with the SEC on February 13, 2015. Macquarie Group Limited is deemed to be the beneficial owner of the 2,657,740 shares of Common Stock held by various of its subsidiaries. Delaware Management Holdings, Inc. and Delaware Management Business Trust, with a principal address of 2005 Market Street, Philadelphia, PA, 19103, subsidiaries of Macquarie Group Limited, beneficially own 2,654,244 shares reported on such Schedule 13G.

8.
Information regarding these shares is based on a Schedule 13G filed by Fisher Investments, an investment advisor, with the SEC on January 30, 2015. Fisher Investments is deemed to be the beneficial owner of 1,839,141 shares of Common Stock with sole dispositive power over 1,695,022 shares of Common Stock.

9.
Beneficial ownership consists of 463,239 shares of Common Stock held directly by Mr. Carr and 108,487 shares of Common Stock held by The Robert O. Carr 2000 Irrevocable Trust for Emmalee Carr. Mr. Carr disclaims beneficial ownership of the shares held by The Robert O. Carr 2000 Irrevocable Trust for Emmalee Carr.

10.	Represents 6,402 RSUs that vest on April 7, 2015.

11.
Beneficial ownership consists of 538,671 shares of Common Stock held directly by Mr. Baldwin and 30,442 shares of Common Stock held by the Robert H.B Baldwin, Jr. Trust U/A/D June 30, 2004 (the "Trust"). Mr. Baldwin disclaims beneficial ownership of the shares held by the Trust.

12.	Includes options held by Mr. Baldwin to purchase 77 shares of Common Stock under our Equity Incentive Plans which are exercisable within 60 days of March 10, 2015.

13.
Beneficial ownership consists of 100,825 shares of Common Stock held by Mr. Niehaus; 25,000 shares held by The Robert and Kate Niehaus Foundation, 3,000 shares held by The John Robert Niehaus 1994 Trust; 3,000 shares held by The Peter Southworth Niehaus 1994 Trust; 3,000 shares held by The Ann Southworth Niehaus 1994 Trust; options to purchase Mr. Niehaus disclaims beneficial ownership of the shares held by each of the above mentioned Trusts.

14.
Includes options held by Mr. Niehaus to purchase 2,916 shares of Common Stock under our Equity Incentive Plans which are exercisable within 60 days of March 10, 2015. Also includes 1,897 restricted stock units that will vest on May 6, 2015, so long as the reporting person remains in Continuous Service (as such term is defined in the Issuer's 2008 Equity Incentive Plan, as amended and restated).

15.	Beneficial ownership consists of 29,384 shares of Common Stock held by Dr. Ostro and 23,595 shares of Common Stock held by his spouse.

16.
Includes options held by Dr. Ostro to purchase 2,916 shares of Common Stock under our Equity Incentive Plans which are exercisable within 60 days of March 10, 2015. Also includes 1,897 restricted stock units that will vest on May 6, 2015, so long as the reporting person remains in Continuous Service (as such term is defined in the Issuer's 2008 Equity Incentive Plan, as amended and restated).

17.
Includes options held by Mr. Vague to purchase 2,916 shares of Common Stock under our Equity Incentive Plans which are exercisable within 60 days of March 10, 2015. Also includes 1,897 restricted stock units that will vest on May 6, 2015, so long as the reporting person remains in Continuous Service (as such term is defined in the Issuer's 2008 Equity Incentive Plan, as amended and restated).

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during the year ended December 31, 2014, such SEC filing requirements were satisfied.
Certain Relationships and Related Transactions
Other than the transactions described below, there has not been, nor is there currently planned, any related party transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. The term “related party transaction” shall refer to transactions required to be disclosed by us pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Jeffrey T. Nichols, Robert O. Carr’s son-in-law, is the Vice President Service & Operations and was paid a salary of $147,916 in the year ended December 31, 2014.

We have granted equity awards under our equity incentive plans to some of our executive officers. We have also entered into indemnification agreements with each of our executive officers and Directors. See sections entitled, “Potential Payments Upon Termination or Change of Control” and “Indemnification Arrangements,” above.
Policy with Respect to Related Person Transactions
Heartland’s policy with respect to related person transactions was adopted on November 12, 2014. The policy provides that executive officers and directors of the Company will notify our General Counsel of any related person, including any immediate family members, who may benefit, directly or indirectly, through an existing or possible transaction with the Company and its affiliates. This policy is in addition to the inclusion of provisions regarding conflicts of interest in the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, each of which can be accessed on the Corporate Governance page of the Company’s website at www.heartlandpaymentsystems.com/About/Investor-Relations.

Our Board recognizes that “related person transactions” present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Prior to entering into a transaction covered by the policy, notice will be given to our General Counsel of the facts and circumstances of the proposed transactions including: i) whether there are any compelling business reasons for the Company to enter into the related party transaction and the nature of alternative transactions, if any; ii) whether the related party transaction would impair the independence of an otherwise independent director or nominee for director; iii) whether the Company was notified about the related party transaction before its commencement and if not, why pre-approval was not sought and whether subsequent ratification would be detrimental to the Company; and iv) whether the related party transaction would present an improper conflict of interest for any director, nominee for director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, nominee for director, executive officer or other related party, the direct or indirect nature of the director’s, nominee’s, executive officer’s or other related party’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee deems relevant. Our General Counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy. If our General Counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to our Nominating and Corporate Governance Committee for consideration at the next committee meeting or, in those instances in which our General Counsel, determines that it is not practicable or desirable for us to wait until the next committee meeting, to our chair of the Nominating and Corporate Governance Committee (who possesses delegated authority to act between committee meetings). Our chair of the Nominating and Corporate Governance Committee or our Nominating and Corporate Governance Committee, as applicable, will consider the facts and circumstances of the proposed transaction. After our chair of the Nominating and Corporate Governance Committee or our Nominating and Corporate Governance Committee, as applicable, makes a determination regarding the proposed transaction, such decision will be conveyed to our General Counsel who will communicate their decision to the appropriate persons at our Company. In the event our chair of the Nominating and Corporate Governance Committee reviews the proposed transaction and makes a decision with respect thereto, he or she will report the same to our Nominating and Corporate Governance Committee at its next meeting. For the purposes of the practices and policies, a “transaction” and “related person” mean those transactions and persons defined as such under Item 404 and associated instructions of Regulation S-K under the Securities Exchange Act of 1934 other than (a) transactions available to all employees or directors generally of the Company and its affiliates, and (b) transactions involving less than $10,000 when aggregated with all similar transactions.

PROPOSAL NO. 4:
APPROVE THE SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN
The fourth proposal item to be voted on is to approve the Second Amended and Restated 2008 Equity Incentive Plan.
Overview of Proposal Four
You are being asked to approve the Second Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan” as defined for purposes of this section only). The purpose of this amendment and restatement is to allow the 2008 Equity Incentive Plan, as amended and restated in 2010 (the “Current Plan”) to continue to provide for performance incentives in a manner that preserves, for tax purposes, our ability to deduct performance-based compensation awarded under the 2008 Plan within the meaning of Section 162(m) of the Code and related IRS regulations and to make additional edits as described in more detail below. The Board of Directors is not seeking approval to increase the shares available under the Current Plan or to make any other material change to the Current Plan.

•	ensure that awards under the 2008 Plan will not be subject to adverse tax consequences applicable to performance-based compensation under Section 162(m) of Code and related IRS regulations;

•	ensure that awards under the 2008 Plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A of the Code;

•	change the definition of “Change of Control” that is more restrictive than the current definition of “Change of Control”;

•	include a limitation on the issuance of options, stock appreciation rights and full stock value awards to members of our Board;

•
include a new subsection under the Forfeiture of Awards provisions that provides that our Compensation Recovery Policy is applicable to all awards in the discretion of the Administrator of the 2008 Plan, which is currently our Compensation Committee; and

•	include various minor administrative changes.

The Board unanimously recommends that the stockholders approve the terms of the 2008 Plan. The affirmative vote of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the 2008 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Broker Non-Votes” above) are not considered entitled to vote on this item, and therefore will not be counted in determining the number of shares necessary for approval.

Summary of the 2008 Plan

     The following summary of the key provisions of the 2008 Plan does not purport to be a complete description of all the provisions of the 2008 Plan and is qualified in its entirety by the provisions of the 2008 Plan, a marked copy of which is attached as Appendix A to this Proxy Statement. The stockholders approved the adoption of the 2008 Equity Incentive Plan on May 2, 2008. The Board and stockholders approved an increase of the shares available under the Current Plan on March 26, 2010 and May 14, 2010 respectively. The 2008 Plan has terminates on May 4, 2020. Option repricing is not permitted under the 2008 Plan, unless approved by our stockholders.

Eligibility.  Employees (including executive officers), members of the Board, and consultants of Heartland and our affiliates may participate in the 2008 Plan as designated by the Administrator. Incentive stock options may be granted only to employees of Heartland or our subsidiaries.  We have approximately 3,734 employees, including six (6) named executive officers and employee directors, and six (6) non-employee directors. We granted awards to approximately 384 individuals in 2014.

Types of Awards.  The types of awards that will be available for grant under the 2008 Plan are:

•	shares of Common Stock;

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock bonus awards;

•	stock appreciation rights;

•	phantom stock units;

•	restricted stock units;

•	performance share bonus awards;

•	performance share units; and

•	performance cash bonuses

Share Reserve.  A total of 7,700,000 shares of our Common Stock are reserved for issuance under the 2008 Plan (the “Share Limit”). The Share Limit will be reduced by (x) one (1) share for every one (1) nonstatutory stock option or stock appreciation right granted under the 2008 Plan after December 31, 2009, and (y) one and nine tenths (1.9) shares for every one (1) share of Common Stock, restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit granted under the 2008 Plan after December 31, 2009.  Not more than 6,700,000 shares of Common Stock may be issued under the 2008 Plan pursuant to incentive stock options (the “ISO Limit”) after January 1, 2010.
Shares Available. The 2008 Plan provides that no plan participant shall be eligible to be granted incentive stock options, nonstatutory stock options or stock appreciation rights covering more than 1,812,500 Shares of Common Stock during any fiscal year, and no participant shall be eligible to receive restricted stock bonus awards, restricted stock unit awards, phantom stock unit awards, performance share bonus awards or performance share unit awards covering more than 671,296 shares of Common Stock during any fiscal year; provided that in connection with his or her first commencing service with the Company or an affiliate, an awardee may be granted options or stock appreciation rights covering not more than an additional 1,812,500 shares of Common Stock, and restricted stock bonus awards, restricted stock unit awards, phantom stock unit awards, performance share bonus awards or performance share unit awards covering not more than an additional 671,296 Shares of Common Stock, during the year in which such service commences. As of December 31, 2014, 2,199,004 shares of our Common Stock had been awarded under the 2008 Plan (after taking into consideration the share counting discussed above under “Share Reserve”), leaving a total of 5,500,996 shares of our Common Stock available for grants under the 2008 Plan.

The Share Limit shall not be reduced if we issue awards under the 2008 Plan in assumption of, or in substitution or exchange for, awards previously granted by an entity that we (or one of our subsidiaries) acquire.  Additionally, shares available under a pre-existing plan approved by the stockholders of an entity that we or any of our subsidiaries acquire or with which we or any of our subsidiaries combines (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction) may be used by us for awards granted under the 2008 Plan and shall not reduce the Share Limit; provided that the issuance of such awards shall comply in all cases with any applicable stock exchange listing requirements.

Any shares covered by an award granted under the 2008 Plan or the Amended and Restated 2000 Equity Incentive Plan, or to which such award relates, are forfeited, or if an award has expired unexercised or has been terminated, cancelled or settled in cash, or we reacquire or repurchase unvested shares, then such shares shall revert to and become available for grant under the 2008 Plan in the following manner: (x) one (1) share for every one (1) share that was subject to a outstanding option or stock appreciation right, and (y) one and nine tenths (1.9) shares for every one (1) share that was subject to an outstanding award of Common Stock, restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit.  However, shares used by a participant to pay the exercise price of an option exercise or withholding taxes in respect of any award, shares subject to a stock appreciation right that are not issued when it is settled in shares on exercise and shares repurchased on the open market using option exercise proceeds shall not revert to or become available under the 2008 Plan.

Section 162(m) Limit. In order that certain stock and cash awards granted under the 2008 Plan may continue to qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to our CEO and our other three most highly compensated executive officers at the end of the year (other than our CFO), the 2008 Plan limits awards that are intended to comply with Section 162(m) to any participant during any fiscal year to no more than 1,812,500 shares of Common Stock subject to options or stock appreciation rights, no more than 671,296 shares of Common Stock subject to grants of stock awards other than option or stock appreciation rights, and no more than $9,000,000 subject to cash awards in respect of performance-based awards (each such limit a “Section 162(m) Limit”).  However, new participants may receive a stock award covering up to an additional 1,812,500 shares of Common Stock subject to options or stock appreciation rights, and up to an additional 671,296 shares of Common Stock subject to stock awards other than option or stock appreciation rights, if such award is in connection with his or her initial service.  Among other things, the 2008 Plan sets out categories of performance criteria, which are discussed under the heading “Performance Based Awards” below, that may be used in issuing performance-based awards and permits the Administrator to grant performance-based awards that will meet the requirements of Section 162(m) in order to permit us to deduct the full value of any compensation granted to certain specified senior executives.

Share Limits for Directors.  The 2008 Plan provides that no director shall receive an award during any fiscal year, in the aggregate, in excess of 10,000 shares, subject to adjustment pursuant to terms of the 2008 Plan.

Administration of the 2008 Plan.  The Board, a Committee of the Board or such delegates appointed by the Board (collectively, the “Administrator”) administers the 2008 Plan. Our Board has assigned administration of the 2008 Plan to the Board's Compensation Committee. To make grants to certain of our officers and key employees, the members of the Compensation Committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.  References to the Administrator in this proposal include the Board, the Compensation Committee of the Board and any directors or officers to whom the Committee properly delegates authority.

The Administrator has the authority to perform the following actions, among other things:

•	designate participants under the 2008 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the 2008 Plan;

•	interpret the 2008 Plan and establish, adopt or revise any rules and procedures to administer the 2008 Plan;

•	adopt such sub-plans and/or make such amendments to the terms of stock awards under the 2008 Plan as necessary or desirable for awards made to participants outside of the United States; and

•	make all other decisions and determinations that may be required under the 2008 Plan.

Adjustments Made by the Administrator under the 2008 Plan.  In the event of any change in the Common Stock subject to the 2008 Plan or subject to any award by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the class(es) and maximum number of securities subject to the 2008 Plan, the ISO Limit, and the Section 162(m) Limit shall be adjusted and then outstanding awards shall be appropriately adjusted in the class(es) and number of securities or other property subject to the awards, the price per share of the securities or other property subject to such awards, and any other affected terms of such awards.  The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.

Options.  The 2008 Plan provides that options shall have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted (with the exception of such adjustments as may be required or desirable under foreign law); provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of our Common Stock on the date the option is granted.  However, we may grant options with exercise prices equal to less than the fair market value of our Common Stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  To the extent permitted by law and as determined by the Administrator, an optionholder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or by check or wire transfer, (2) pursuant to a “same day sale” program, (3) by the surrender of shares of Common Stock already owned by the optionholder, (4) through a cashless “net exercise” arrangement (under which the participant will receive only the net shares after deduction of the number of shares with a fair market value equal to the exercise price), or (5) such other form of consideration permitted by applicable law as determined by the Administrator.  Options awarded under the 2008 Plan may be granted for terms of up to five (5) years.  Unless the optionholder’s option agreement provides otherwise, in the event of the optionholder’s termination of service, the optionholder (or in the event of death, the holder’s beneficiary or successor) will have up to one month in the case of a voluntary termination, or three months in the case of an involuntary termination (other than for cause, and six months on account of disability or twelve months on account of death) to exercise vested options.  No option may be exercised after the expiration of its term.

Restricted Stock Bonuses and Performance Share Bonuses.  Restricted stock bonus awards and performance share bonus awards are grants of Common Stock not requiring any monetary consideration (other than payment of the par value of the shares of Common Stock to the extent required by law), but subject to restrictions, as determined by the Administrator.  Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met.  The vesting of restricted stock bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet service and/or performance criteria, all unvested shares as of the date of termination automatically will be reacquired by us at no cost to us.

Stock Appreciation Rights.  The Administrator may grant stock appreciation rights independently of or in connection with an option grant.  The base price per share of a stock appreciation right shall be at least 100% of the fair market value of our Common Stock on the date of grant.  However, we may grant stock appreciation rights with exercise prices equal to less than the fair market value of our Common Stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  Each stock appreciation right will entitle a participant upon exercise and redemption to an amount equal to (a) the excess of (1) the fair market value on the exercise or redemption date of one share of Common Stock over (2) the exercise or base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being exercised or redeemed.  Payment shall be made in shares of Common Stock or in cash, or a combination of both, as determined by the Administrator.  No stock appreciation right will be exercisable or redeemable after five (5) years from the date of grant, and any stock appreciation rights granted in connection with an option will automatically have the same exercise price and associated term until expiration of the associated option.

Phantom Stock Units.  A phantom stock unit entitles the participant to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Administrator.  Distributions upon redemption of phantom stock units may be in shares of Common Stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Administrator.

Restricted Stock Units and Performance Share Units.  The Administrator may also award restricted stock units or performance share units, both of which entitle the participant to receive one share of Common Stock at the time the unit vests. For restricted stock units, vesting will generally be based on the participant’s continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet the predetermined performance criteria, all unvested shares of Common Stock subject to these awards as of the date of termination will be forfeited.

Performance Based Awards. In connection with performance-based awards (other than stock options or stock appreciation rights) that are intended to satisfy the requirements of Section 162(m), each eligible participant’s stock or cash award will be based on one or more pre-established performance targets which, in the discretion of the Administrator, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) revenue or sales; (c) net revenue; (d) operating income; (e) operating margin; (f) net earnings; (g) net income; (h) cash flow; (i) earnings per share or book value per share; (j) adjusted earnings per share; (k) total return to stockholders, (l) return on equity; (m) return on invested capital or assets; (n) cost reductions or savings or expense management; (o) funds from operations; (p) improvements in capital structure; (q) maintenance or improvement of profit margins; (r) market share; (s) working capital; (t) stock price; (u) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (v) implementation of the Company’s targets, critical processes and/or projects; (w) gross margins, (x) specified product sales, (y) inventory turns; (z) distributor, executive distributor, and/or preferred customer numbers, (aa) product subscription numbers; or (bb) distributor and customer retention rates.  However, the Administrator shall have the discretion to appropriately adjust its evaluation of performance against predetermined targets to account for, among other things, the effects of currency fluctuations and other extraordinary items as set forth in the 2008 Plan.

The performance targets applicable to such stock or cash awards will be established in writing by the Administrator.  To the extent permitted under Section 162(m)(4)(C) of the Code, such performance targets may be established not later than ninety (90) days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Administrator actually establishes the performance targets; provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed.  Unless otherwise permitted under Section 162(m), no performance-based stock award which is intended to qualify as “qualified performance-based compensation” will be paid to a participant unless and until the Administrator makes a certification in writing with respect to the level of performance attained by us for the performance period to which such performance award relates.

If our stockholders approve the 2008 Plan under this Proposal, in order to assure our continued ability to deduct awards made under the 2008 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2008 Plan again in 2020.  The 2008 Plan also allows our Board or Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.

Dividends; Dividend Equivalents.  Any dividends or dividend equivalents provided with respect to (i) performance share bonus awards and performance share units and (ii) restricted stock bonus awards, phantom stock units and restricted stock units that vest based on the attainment of performance targets will be subject to the same vesting schedule as the underlying award, including continued employment and achievement of the performance targets.

No Repricing.  Unless approved by our stockholders, the 2008 Plan prohibits the repricing of stock options or stock appreciation rights awarded under the 2008 Plan, which includes reduction in exercise price, base price, or replacement of underwater options or stock appreciation rights with new options or stock appreciation right, with any other form of equity award or with cash.

Forfeiture of Awards.  To the extent set forth in an award agreement and in the discretion of the Administrator, in the event that a participant has engaged in “harmful conduct” (defined below) at any time during participant’s service with us or following termination, or participant’s service is terminated for cause, all outstanding stock awards may be forfeited in the discretion of the Administrator.  In addition, the Administrator retains the discretion to require the participant to repay to us the amount of certain gains that the participant realized from stock awards granted under the 2008 Plan, or forfeit and return to us unvested shares.  “Harmful conduct” as defined in the 2008 Plan means a breach in any material respect of an agreement not to reveal confidential information regarding our business operations, or to refrain from solicitation of our customers, suppliers or employees.

Transferability.  Options and stock appreciation rights granted under the 2008 Plan will not be transferable other than by will or by the laws of descent and distribution, unless the Administrator permits transfers for estate planning purposes to certain family members of the participant, family trusts, or other family-owned entities under such terms and conditions determined by the Administrator. For all other awards, restrictions on transferability will be set forth in the applicable award agreement.

Change of Control.  In the event of a change of control, as defined in the 2008 Plan, other than dissolution, the Administrator may provide for the (1) assumption or continuation of any stock awards outstanding under the 2008 Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation or redemption of an award or (4) any combination of the foregoing.  Furthermore, at any time the Administrator may provide for the acceleration of exercisability and/or vesting of an award.

Acceleration of Vesting on Death or Disability.  In the case of death or disability of an employee, or death of a member of the Board, any unvested awards (excluding performance-based awards) shall immediately become vested and exercisable (as applicable) in full.

Section 409A.  The American Jobs Creation Act of 2004 introduced Section 409A of the Code covering certain nonqualified deferred compensation arrangements.  Section 409A generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the 2008 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  The 2008 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the 2008 Plan participants under Section 409A of the Code.  The Administrator may amend the 2008 Plan and outstanding awards to preserve the intended benefits of awards granted under the 2008 Plan and to avoid the imposition of an additional tax under Section 409A.  In addition, no award under the 2008 Plan can be granted, deferred, paid out or modified under the 2008 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant.  The Administrator may also permit awardees whom it selects to defer compensation payable pursuant to the terms of an award under the 2008 Plan.  Any such deferral arrangement will be in writing and must comply with Section 409A of the Code.

Amendment or Termination.  The Administrator may amend, suspend, or terminate the 2008 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules.  The Administrator may not amend the 2008 Plan to permit the repricing of options or stock appreciation rights or to grant optionholders or holders of stock appreciation rights additional rights to transfer their awards without prior stockholder approval.  Further, no amendment to the 2008 Plan may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

Term.  The stockholders approved the 2008 Plan on May 2, 2008. The Board and stockholders adopted the Amended and Restated 2008 Equity Incentive Plan, on March 26, 2010 and May 4, 2010, respectively. The second amendment and restatement of the 2008 Plan will become effective on the date it is approved by our stockholders.  Unless earlier terminated by the Administrator, the 2008 Plan will expire on May 14, 2020 or, if later, on the date any subsequent amendment that adds shares to the Plan is approved by stockholders.  No awards will be granted under the 2008 Plan after that date.  If this second amendment and restatement of the 2008 Plan is not approved by our stockholders, the 2008 Plan as currently in effect will continue in accordance with its terms.  The 2008 Plan will expire on May 4, 2020 if the amended and restated 2008 Plan is not approved by our stockholders.

Tax Status of 2008 Plan Awards

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer.  The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein.  Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor.  The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

The following discussion of the U.S. federal income tax status of awards under the 2008 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws.  Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options and Incentive Stock Options.  No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option.  Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income as well as social security tax on the amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise.  The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections.  The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder.  Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares.  The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.  Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of Common Stock will not affect the tax treatment of the exercise described above.  No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered.  The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder.  Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock optionholders will generally incur no federal income tax liability at the time of grant or upon exercise of such options.  However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise.  If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be.  Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option.  If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.

Other Awards.  Generally, we will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Accounting Treatment

We will recognize compensation expense in connection with awards granted under the 2008 Plan as required under the applicable accounting standards, including FASB Accounting Standards Codification Topic 718 (formerly referred to as FAS 123(R)).  We currently amortize compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.

New Plan Benefits

Because the grant of awards under the 2008 Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2008 Plan.  Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. The proposed amendments would not change the compensation the named executive officers received last year under the 2008 Plan prior to these proposed amendments.

Executive	Dollar Value ($)	Number of Units
Robert O. Carr.............................................................................................	$2,707,270	49,766
Chief Executive Officer
Samir M. Zabaneh.......................................................................................	$1,937,087	42,834
Chief Financial Officer
Michael A. Lawler.......................................................................................	$1,041,216	19,140
President – Strategic Markets Group
David Gilbert...............................................................................................	$624,675	11,483
President – Hospitality Group
Robert H.B. Baldwin, Jr. ............................................................................	$312,256	5,740
Vice Chairman
Charles H.N. Kallenbach.............................................................................	$624,675	11,483
Chief Legal Officer, General Counsel and Secretary
Current Executive Officers as a Group........................................................	$7,247,179	140,446 (1)
Current Directors who are not Executive Officers as a Group....................	$450,042	11,382 (2)
Current Employees who are not Executive Officers as a Group.................	$10,512,877	203,859 (3)

(1)	Consists of 92,784 performance-based PRSUs and 47,662 time-based RSUs. For more information, see the discussion under the “Grants of Plan-Based Awards” table.

(2)	All shares are time-based RSUs.

(3)	Consists of 196,901 shares of time-based RSUs.

If the stockholders fail to approve this plan at the Annual Meeting, the Current Plan will not qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code and will be void.

THE BOARD OF DIRECTORS RECOMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

OTHER ITEMS
Code of Ethics
We have adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers (i.e., Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller) and any other person performing similar functions. We believe our Code of Ethics complies with the requirements of Item 406 of Regulation S-K and a copy of our Code of Ethics for Chief Executive Officer and Senior Financial Officers is available on the Corporate Governance page of our website at www.heartlandpaymentsystems.com/About/Investor-Relations.
Stockholder Proposals for 2016 Annual Meeting
All stockholder proposals intended to be presented at our 2016 annual meeting and included in next year’s Proxy Statement must be submitted in writing to: Nominating and Corporate Governance Committee, c/o Charles H. N. Kallenbach, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542. In accordance with the Rule 14a-8 under the Exchange Act, to be considered timely, these stockholder proposals must be received by us no later than November 27, 2015, and must comply in all other respects with our Bylaws and applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Under our Bylaws, any such proposal submitted with respect to our 2016 annual meeting which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if we do not receive written notice of that proposal at least one hundred fifty (150) days prior to the date of the 2016 annual meeting.
In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or Charles H. N. Kallenbach at our Company at 90 Nassau Street, Princeton, New Jersey 08542 or by telephone at: (609) 683-3831, extension 2224. The voting instruction sent to a street-name stockholder should provide information on how to request (i) householding of future materials from us or (ii) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.
Other Business
The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, we do not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.
By Order of the Board of Directors,
/S/ Charles H. N. Kallenbach

Charles H. N. Kallenbach
Chief Legal Officer, General Counsel and Secretary

Date: March 27, 2015

APPENDIX A

SECOND AMENDED AND RESTATED
2008 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective as of May ~~14, 2010~~____, 2015)

1.	PURPOSE

1.1    General Purpose. The purpose of the Plan is to promote the success of Heartland Payment Systems, Inc. (the “Company”) by creating an incentive compensation arrangement that will assist the Company and its Affiliates in (i) encouraging ownership in the Company by service personnel, and thereby encouraging such persons to act in the stockholders’ interest, and (ii) attracting and retaining service personnel with exceptional abilities.

1.2    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

1.3    Available Awards. The types of Awards that may be granted under the Plan include, but are not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Stock Appreciation Rights, (v) Phantom Stock Units, (vi) Restricted Stock Units, (vii) Performance Share Bonuses, (viii) Performance Share Units and (ix) Performance Cash Bonuses.

2.	DEFINITIONS

2.1    “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 3 of the Plan.

2.2    “Affiliate” means an entity that is directly or indirectly controlled by the Company or any entity in which the Company has significant ownership interest as determined by the Administrator.

2.3    “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

2.4    “Award” means an Option, Stock Award or Performance Cash Bonus granted in accordance with the terms of the Plan.

2.5    “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

2.6    “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

2.7    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

2.8    Board” means the board of directors of the Company.

2.9    “Cause” shall have the meaning ascribed in any individual written agreement between the Company or any of its Affiliates and the Awardee with respect to Awards subject to such individual agreement. If no definition of the term Cause is set forth in such an individual written agreement, “Cause” shall include but not be limited to, insubordination, dishonesty, other significant misconduct of any kind and the refusal to perform Awardee’s duties and responsibilities for any reason other than illness or incapacity.

2.10    “Change of Control” means the occurrence of any of the following events:

(a)The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a “person” or “group” (as such terms are defined or described in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Exchange Act);

(b)Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any successor to all or substantially all of the assets of the Company or any entity which controls the Company), including by way of merger, consolidation or otherwise;

(c)~~Either a merger or~~There shall be consummated any consolidation or merger of the Company ~~with or into another person (as defined by Section 13(d) or 14(d) of the Exchange Act) if the stockholders~~in which the Company is not the continuing or surviving entity, or pursuant to which the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock ~~of the Company~~ immediately prior to ~~such transaction are not the Beneficial Owners of a majority of the outstanding common stock~~the merger have the same proportionate Beneficial Ownership of Common Stock or interests of the surviving ~~company or its parent~~entity immediately after the ~~transaction~~merger;

(d)During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(e)

(a)~~A dissolution or liquidation of the Company.~~The approval by the Company’s stockholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of Directors of the entity that holds substantially all of the assets of the Company following such event.

2.11    “Code” means the Internal Revenue Code of 1986, as amended.

2.12    “Committee” means a committee or subcommittee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by Applicable Law) appointed by the Board in accordance with Section 3.1 of the Plan.

2.13    “Common Stock” means the common stock of the Company, par value $0.001 per share.

2.14    “Company” means Heartland Payment Systems, Inc., a Delaware corporation.

2.15    “Consultant” means any person, including an advisor~~, (i)~~ engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services ~~or (ii) who is a member of the board of directors of the Company whether compensated for such services or not~~.

2.16    “Continuous Service” means that the Awardee’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated, as determined in the sole discretion of the Administrator. The Awardee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Awardee renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Awardee renders such service, provided that there is no interruption or termination of the Awardee’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator may determine whether Continuous Service shall be considered interrupted in the case of any given leave of absence; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military leave or sickness, or for any other purpose approved by the Company if the period does not exceed ninety (90) days, and (ii) in the case of an Employee, a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided the Employee’s right to employment is guaranteed either by statute or contract, shall not be considered an interruption of Continuous Service. For Incentive Stock Option purposes, an Awardee’s Continuous Service will be deemed to have been interrupted when the Awardee ceases to be an employee of the Company or a Subsidiary as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder.

2.17    “Conversion Award” shall mean an Award issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an entity acquired by the Company or any Subsidiary.

2.18    “Covered Employee” means an ~~officer of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of~~

~~Section~~Employee who is a “covered employee” within the meaning of 162(m) of the Code~~, as such determination may be amended from time to time~~.

2.19    “Director” means a member of the Board of Directors of the Company.

2.20    ”Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Awards, “Disability” means the Awardee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is qualified to receive long-term disability benefits under an applicable accident and health plan of the Company or an Affiliate.

2.21    “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one (1) share of Common Stock for each share of Common Stock represented by a Full-Value Stock Award held by such Participant.

2.22    “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, and (ii) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

2.23    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.24    “Fair Market Value” means, as of any date, the value of a Share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a)If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the NASDAQ Stock Market or the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the closing sales price on the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

(b)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(c)In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(d)Notwithstanding the foregoing, the Fair Market Value of the Common Stock shall at all times be determined in a manner consistent with the regulations under Section 409A of the Code, as they may be amended from time to time.

2.25    “Full-Value Stock Award” shall mean any of a Share award, Restricted Stock Bonus award, Restricted Stock Unit award, Phantom Stock Unit award, Performance Share Bonus award, or Performance Share Unit award.

2.26    “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such later date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

2.27    “Harmful Conduct” means a breach in any material respect of an agreement not to reveal confidential information regarding the business operations of the Company or any Affiliate, or to refrain from solicitation of customers, suppliers or employees of the Company or any Affiliate.

2.28    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404 of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404 of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404 of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.30    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.31    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32    “Option” means a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

2.33    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.34    “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

2.35    “Performance Cash Bonus” means a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

2.36    “Performance Share Bonus” means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.6 of the Plan.

2.37    “Performance Share Unit” means the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Section 8.7 of the Plan.

2.38    “Phantom Stock Unit” means the right to receive the value of one (1) Share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.39    “Plan” means this Heartland Payment Systems, Inc. Second Amended and Restated 2008 Equity Incentive Plan~~, as amended and restated~~.

2.40    “Qualifying Performance Criteria” shall have the meaning set forth in Section 12.2(a) of the Plan.

2.41    “Restricted Stock Bonus” means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.42    ”Restricted Stock Unit” means the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Section 8.5 of the Plan.

2.43    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.44    “Securities Act” means the Securities Act of 1933, as amended.

2.45    “Share” means one (1) share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

2.46    “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) Share of the Company’s Common Stock on the day the Stock Appreciation Right is exercised and redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.47    “Stock Award” means an award or issuance of Shares, Restricted Stock Bonus award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award made under Section 8 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

2.48    “Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

2.49    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION

3.1    Procedure.

(a)Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee, and/or their delegates.

(b)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to Covered Employees or Employees that the Administrator determines may be Covered Employees in the future shall be made by a Committee of two or more Outside Directors.

(c)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more Non-Employee Directors.

(d)Delegation of Authority. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, Covered Employees or (iii) any other executive officer. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(e)Compliance with Listing Requirements. The Plan will be administered in a manner that complies with any applicable stock exchange listing requirements.

3.2    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(a)To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the number of Shares of Common Stock or amount of cash to be covered by each Award granted hereunder, the exercise and/or purchase price (if applicable), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to an Award (which may or may not be based on performance criteria), the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter.

(b)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and procedures for its administration, including rules and procedures relating to sub-plans, Plan addenda and Conversion Awards. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)To amend the Plan or an Award as provided in Section 14 of the Plan.

(d)To adopt rules and procedures (including sub-plans and/or special provisions) relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures of a jurisdiction other than and outside of the United States, including without limitation determining: (i) the exercise or redemption price of Awards, (ii) the definition of “Fair Market Value” for purposes of the Plan, (iii) the applicable vesting schedule, (iv) the permissible methods of exercise, (v) the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (vi) the procedure for designating a beneficiary in the event of a Participant’s death, if such designation is to be permitted, (vii) the term of an Award, and (viii) the terms and conditions of the applicable Award Agreement. Such rules and procedures may take precedence over other provisions of the Plan, with the exception of Section 4 and Section 11 of the Plan; however, unless otherwise superseded by the terms of such rules and procedures, the provisions of the Plan shall govern.

(e)To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator.

(f)To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(g)To determine whether Full-Value Stock Awards, but not Options or Stock Appreciation Rights, will be adjusted for Dividend Equivalents.

(h)To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, including, without limitation, (i) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(i)To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

(j)To allow Participants to satisfy any U.S. federal, state, local, or foreign tax withholding obligation relating to the grant, issuance, vesting, exercise or settlement of an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares of Common Stock from the Shares of Common Stock otherwise issuable to the Participant, provided, however, that no Shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) subject to the provisions of Section 12.6(d) below, delivering to the Company Shares of Common Stock owned by such Participant and unencumbered.

(k)Generally, to exercise such powers and to perform such acts as the Administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3    Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	SHARES SUBJECT TO THE PLAN

4.1    Share Reserve.

(a)Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, effective as of January 1, 2010 the maximum aggregate number of Shares of Common Stock that may be issued pursuant to Awards shall not exceed 7,700,000 Shares (the “Share Reserve”). Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of Shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options effective as of

January 1, 2010 is 6,700,000 Shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

(b)Each Share of Common Stock subject to an Option granted after December 31, 2009 shall reduce the Share Reserve by one (1) Share; each Share of Common Stock subject to a Stock Appreciation Right granted after December 31, 2009 shall reduce the Share Reserve by one (1) Share; and each Share of Common Stock subject to a Full-Value Stock Award granted after December 31, 2009 shall reduce the Share Reserve by one and nine tenths (1.9) Shares (for each such Option, Stock Appreciation Right or Full-Value Award, as applicable, the “Reserve Deduction Rate”).

(c)Notwithstanding the foregoing, the Share Reserve shall not be reduced in the case of issuance of Conversion Awards. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by the stockholders of such entity and not adopted in contemplation of such transaction, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction to determine the consideration payable to the holders of common stock of the entities party to such transaction) may be used for Awards under the Plan and shall not reduce the Share Reserve; provided that the issuance of such Awards shall comply in all cases with any applicable stock exchange listing requirements.

4.2    Reversion of Shares to the Share Reserve. If any Award granted under the Plan or the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) shall for any reason after December 31, 2009 (i) expire, be cancelled, be settled in cash (in whole or in part), or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the Shares of Common Stock that are terminated or acquired under such Award shall revert or be added to the Share Reserve using the same Reserve Deduction Rate as set forth in Section 4.1(b) above, and thereafter, become available for issuance under the Plan. Notwithstanding the foregoing, Shares of Common Stock (whether awarded under the Plan or the 2000 Plan) shall not revert nor be added back to the Share Reserve, and such Shares shall not thereafter become available for issuance under the Plan upon or in respect of: (a) Shares tendered in payment, in whole or in part, of the exercise price of Options, (b) Shares withheld by the Company to satisfy any tax withholding obligation, (c) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof and (d) Shares repurchased by the Company on the open market using option exercise proceeds.

4.3    Source of Shares. The Shares of Common Stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise, subject to the limitations set forth in Section 4.2 of the Plan.

4.4    Annual Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the Shares of Common Stock, solely for purposes of Awards intended to comply with Code Section 162(m), no Participant shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights covering more than 1,812,500 Shares of Common Stock during any fiscal year, and no Participant shall be eligible to receive Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering more than 671,296 Shares of Common Stock during any fiscal year; provided that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Options or Stock Appreciation Rights covering not more than an additional 1,812,500 Shares of Common Stock, and Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering not more than an additional 671,296 Shares of Common Stock, during the year in which such service commences, which shall not count against the limit set forth in the preceding sentence. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.4 shall be subject to adjustment under Section 13 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.5    Share Limits for Directors.

(a)    Limits on Options and SARs. No Director shall receive Option awards or SAR awards during any Fiscal Year covering, in the aggregate, in excess of 10,000 Shares, subject to adjustment pursuant to Section 13.

(b)    Limits on Full-Value Stock Awards. No Director shall receive Full-Value Stock Awards during any Fiscal Year covering, in the aggregate, in excess of 10,000 Shares (for this purpose, counting such Shares on a 1-for-1 basis), subject to adjustment pursuant to Section 13.

5.	ELIGIBILITY

5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary of the Company. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

5.2    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

5.3    Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions. (Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parent or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.)

6.	OPTION PROVISIONS

6.1    Option Agreement. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.2    Term. Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, no Option shall be exercisable after the expiration of five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the term of the Option shall be five (5) years from the Grant Date.

6.3    Exercise Price of an Option. Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Stockholders and the provisions of Section 3.2(d) of the Plan regarding terms applicable to non-U.S. Participants, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

6.4    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be payable, to the extent permitted by Applicable Law, by any of the following methods, as determined at the discretion of the Administrator and set forth in an Option Agreement:

(a)in cash or by check or wire transfer at the time the Option is exercised (denominated in U.S. dollars);

(b)subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(c)consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(d)cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(e)any other form of consideration or method of payment permitted by Applicable Law; or

(f)by some combination of the foregoing.

6.5    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.6    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such Nonstatutory Stock Option to be assigned or transferred for estate planning purposes (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.7    Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Options may vary. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of Shares of Common Stock as to which an Option may be exercised.

6.8    Termination of Continuous Service. In the event an Awardee’s Continuous Service terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise his or her Option (to the extent that the Awardee was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable for a period of (i) one (1) month in the case of a voluntary termination, and (ii) three (3) months in the case of an involuntary dismissal other than for Cause, following the termination of the Awardee’s Continuous Service, subject to the provisions of Section 12.9.

6.9    Extension of Termination Date. An Awardee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Awardee’s Continuous Service (other than upon the Awardee’s death or Disability or termination for Cause) would be prohibited at any time solely because the issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement and (ii) the expiration of a period of three (3) months after the termination of the Awardee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section

6.9 notwithstanding, in the event that a sale of the Shares of Common Stock received upon exercise of his or her Option would subject the Awardee to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then the Option will terminate on the earlier of (A) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (B) two hundred ten (210) days following the date of termination of the Awardee’s Continuous Service (and in no event later than the expiration of the term of the Option).

6.10    Disability of Awardee. In the event that an Awardee’s Continuous Service terminates as a result of the Awardee’s Disability, the Awardee may exercise his or her Option to the extent that the Awardee was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) six (6) months following termination of Awardee’s Continuous Service as a result of the Awardee’s Disability, or (B) the expiration of the term of such Option.

6.11    Death of Awardee. In the event (i) an Awardee’s Continuous Service terminates as a result of the Awardee’s death or (ii) the Awardee dies within the post-termination exercise period (if any) specified in the Option Agreement after the termination of the Awardee’s Continuous Service for a reason other than death, then, subject to the terms of the applicable Option Agreement, the Option may be exercised (to the extent the Awardee was entitled to exercise such Option as of the date of death) by the Awardee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Awardee’s death pursuant to Section 12.10 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) twelve (12) months following termination of Awardee’s Continuous Service as a result of the Awardee’s death, or (B) the expiration of the term of such Option.

6.12    Termination of Unvested Options. Unless otherwise specified in the applicable Option Agreement, and subject to Sections 6.10, 6.11 and 12.1 of the Plan, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person.

6.13    Early Exercise Generally Not Permitted. The Company’s general policy is not to allow the Awardee to exercise the Option as to any part or all of the Shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested Shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

6.14    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Awardee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.15    Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

7.	PERFORMANCE CASH BONUS PROVISIONS

7.1    Performance Cash Bonus Terms. Each Performance Cash Bonus shall contain provisions regarding (i) the target, minimum and maximum amount payable to the Awardee as a Performance Cash Bonus, (ii) the performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Cash Bonus prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

7.2    Maximum Cash Bonus Amount. The maximum amount payable as a Performance Cash Bonus may be a multiple of the target amount payable, but in all cases the maximum amount payable pursuant to that portion of a Performance Cash Bonus granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $9,000,000.

7.3    Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Performance Cash Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall comply with the provisions of Section 12.2 of the Plan.

7.4    Timing and Form of Payment. The Administrator shall determine the timing of payment of any Performance Cash Bonus. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Performance Cash Bonus to be deferred to a specified date or event, subject to the provisions contained in Section 12.8 of the Plan. The Administrator may specify the form of payment of Performance Cash Bonus, which may be cash or other property, or may provide for an Awardee to have the option for his or her Performance Cash Bonus, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

7.5    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Administrator shall have the discretion to determine the effect such termination due to Disability or death shall have on any Performance Cash Bonus.

8.	STOCK AWARD PROVISIONS

8.1    Stock Award Agreement. Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The provisions of each category of Stock Award may change from time to time, and the terms and conditions of separate individual Stock Award Agreements within a particular category of Stock Award need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Stock Award or otherwise) the substance of each of the following provisions:

(a)Transferability. Rights to acquire Shares of Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Stock Award remains subject to the terms of the Stock Award Agreement.

(b)Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Dividends and Dividend Equivalents on any Stock Award that vests based on the achievement of performance criteria shall not be paid prior to the date the Stock Award is earned and shall be subject to the same vesting schedule applicable to the Stock Award (including continued employment and performance conditions).

(c)Extension of Stock Award. A Participant’s Award Agreement may provide that if the issuance of Shares of Common Stock would be prohibited at any time solely because such issuance would violate the registration requirements under the Securities Act or other applicable securities laws, then the Participant shall be entitled to exercise, redeem or receive the Shares of Common Stock underlying such Stock Award, as applicable, on the date that is the earlier of (i) the expiration of the term of the Award, if applicable, and (ii) a period of three (3) months after the date on which such exercise, redemption or delivery of Shares of Common Stock would not be in violation of such registration requirement or other applicable securities laws. The provisions of this Section 8.1 notwithstanding, in the event that a sale of the Shares of Common Stock received pursuant to the Award would subject the Participant to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then, if applicable, the Award will terminate on the fifteenth (15th) day after the last date upon which such sale would result in liability, but in no event later than the expiration of the term of the Award.

8.2    Restricted Stock Bonus Awards. Restricted Stock Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. At the discretion of the Administrator, a Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any Restricted Stock Bonus award. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

8.3    Stock Appreciation Rights. Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(a)Generally.

i.The number of Shares of Common Stock underlying each SAR and the exercise price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the exercise price per Share be less than one hundred percent (100%) of the Fair Market Value per underlying Share of Common Stock on the grant date. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than that set forth in the preceding sentence if such SAR is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

ii.No SAR shall be exercisable or redeemable after the expiration of five (5) years after the date it was granted. In the absence of a provision to the contrary in the individual’s Award Agreement, the term of the SAR shall be five (5) years from the Grant Date.

iii.A SAR issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such SAR to be assigned or transferred for estate planning purposes (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. If the SAR does not provide for transferability, then the SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable or redeemable during the lifetime of the Awardee only by the Awardee.

(b)Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

i.The stand-alone SAR shall cover a specified number of underlying Shares of Common Stock and shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish. Upon the exercise and redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise and redemption date) of the Shares of Common Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those Shares.

ii.The distribution with respect to any exercised and redeemed stand-alone SAR may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(c)Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

i.Stapled SARs may only be granted concurrently with an Option to acquire the same number of Shares of Common Stock as the number of such Shares underlying the stapled SARs.

ii.Stapled SARs shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among (A) the exercise of the concurrently granted Option for Shares of Common Stock, whereupon the number of Shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (B) the exercise and redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the exercise and redemption date) of the number of vested Shares which the holder redeems over the aggregate exercise price for such vested Shares, whereupon the number of Shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (C) a combination of (A) and (B).

iii.The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(c)ii)(B) above may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.4    Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(a)Phantom Stock Unit awards shall be exercisable and redeemable by the Participant to the Company upon such terms and conditions as the Administrator may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a Share of Common Stock, unless the Administrator otherwise provides in the terms of the Award Agreement.
(b)The distribution with respect to any exercised Phantom Stock Unit award may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.5    Restricted Stock Units. A Restricted Stock Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Restricted Stock Units shall be settled as soon as administratively practicable following the vesting of the Restricted Stock Unit. Each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any such Restricted Stock Unit award. Shares of Common Stock awarded under the Restricted Stock Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)Termination of Participant’s Continuous Service. In the event an Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

8.6    Performance Share Bonus Awards. Performance Share Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. At the discretion of the Administrator, a Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Bonus agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

8.7    Performance Share Units. A Performance Share Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests. Performance Share Units shall be settled as soon as administratively practicable following the vesting of the Performance Share Unit. Each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Unit agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

9.	COVENANTS OF THE COMPANY

9.1    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Awards.

9.2    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares of Common Stock upon exercise, redemption or satisfaction of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, or under any foreign law of similar effect, the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award nor shall it require the Company to comply with any applicable securities laws or regulations if such compliance would be unduly burdensome or costly, as determined by the Administrator in its sole discretion. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Awards unless and until such authority is obtained.

10.    USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.    LIMITATIONS ON CANCELLATION AND RE-GRANT OF OPTIONS AND SARS

~~The~~Except pursuant to Section 13 hereof, the Administrator shall not have the authority to effect, at any time, (i) the repricing of any outstanding Options or SARs under the Plan, which includes reduction in exercise price, base price, or replacement of underwater Options or SARs with any other form of equity award or with cash, (ii) the cancellation of any outstanding Options or SARs under the Plan that are underwater and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different number of Shares of Common Stock, and/or (iii) cancellation of underwater Options or SARs and replacement with Full Value Awards or cash. ~~Notwithstanding the foregoing, the Administrator may grant an Option or SAR with an exercise or redemption price lower than that set forth above if such Option or SAR is granted as part of a transaction to which Section 424 or Section 409A of the Code applies.~~
12.    OTHER PROVISIONS APPLICABLE TO AWARDS

12.1    Acceleration of Exercisability and Vesting; Treatment Upon Death or Disability. The Administrator shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Administrator shall have the power to accelerate the time at which an Option or Stock Award may first be exercised or the time during which an Option or Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in such Award stating the time at which it may first be exercised or the time during which it will vest. If an Awardee who is an Employee or a Director of the Company ceases to be an Employee or Director of the Company (i) by reason of his or her death, or (ii) solely in the case of an Employee, because of his or her Disability, then notwithstanding any contrary exercisability or vesting provisions in an Option or Stock Award (as applicable), each such outstanding Award shall immediately become vested and exercisable (as applicable) in full in respect of the aggregate number of shares covered by each such Award, provided that Performance-Based Awards, including Performance Cash Awards, shall not be eligible for such automatic acceleration.

12.2    Performance-Based Awards. Notwithstanding anything to the contrary herein, any Awards granted under this Plan may be granted in a manner which may be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) and/or compliant with the requirements of Section 409A of the Code for performance-based compensation (“Performance-Based Awards”). To the extent required by Section 162(m) of the Code, a Participant’s Performance-Based Award shall be determined based on the attainment of Qualifying Performance Criteria approved by the Administrator and established in writing for a performance period established by the Administrator (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period.

(a)Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) ~~operating income~~net revenue; (d) operating ~~profit~~income; (e) ~~net earnings~~operating margin; (f) net ~~income~~earnings; (g) net income; (h) cash flow; (~~h~~i) earnings per ~~Share~~[share] or book value per ~~Share; (i~~[Share];

(j) adjusted earnings per [share]; (k) total return to stockholders, (l) return on equity; (~~j~~m) return on invested capital or assets; (~~k~~n) cost reductions or savings or expense management; (~~l~~o) funds from operations; (~~m~~p) improvements in capital structure; (~~n~~q) maintenance or improvement of profit margins; (~~o~~r) market share; (~~p~~s) working capital; (~~q~~t) stock price; (~~r~~u) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (~~s~~v) implementation of the Company’s targets, critical processes and/or projects; (~~t~~w) gross margins, (~~u~~x) specified product sales, (~~v~~y) inventory turns; (~~w~~z) distributor, executive distributor, and/or preferred customer numbers, (~~x~~aa) product subscription numbers; or (~~y~~bb) distributor and customer retention rates.

The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events thereof, all as the Administrator shall determine.
(b)Award Limits and Requirements for Performance-Based Awards. The maximum amounts of a Performance-Based Awards ~~payable~~granted during a fiscal year to any Participant is set forth in Section 4.4 and Section 7.2 of the Plan. To the extent required by Section 162(m) of the Code, the Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Administrator in writing. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the Performance-Based Award determined by the Administrator for a performance period shall be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that such payment or delivery shall be made in compliance with Section 409A of the Code and the regulations thereunder.

(c)Other. The grant of a Performance-Based Award may be made solely under this Plan or may be made pursuant to such other plan or program as the Committee shall determine in its sole discretion.

12.3    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

12.4    Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming an Award or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with Applicable Law.

12.5    Legends. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with Applicable Laws, including, but not limited to, legends restricting the transfer of the Common Stock.

12.6    Tax Withholding Obligations.

(a)As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of an Option or Stock Award.

(c)In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the

Option or Stock ~~Purchase~~Appreciation Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 12.6, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 12.6(d), such Shares must have been owned by the Participant for such period of time as is required for the Company to avoid adverse accounting charges.

(e)Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12.6(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 12.6(d) above must be made on or prior to the applicable Tax Date.

(f)In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock ~~Purchase~~Appreciation Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12.7    Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Administrator that any amounts payable in respect of any Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

12.8    Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to defer compensation payable pursuant to the terms of an Award. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Deferral Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Deferral Program shall specify the treatment of dividends or Dividend Equivalents (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Deferral Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A.

12.9    Forfeiture of Awards.

(a)    ~~12.9 Forfeiture of Awards.~~ To the extent set forth in an Award Agreement, if an Awardee is terminated for Cause, or an Awardee has engaged in Harmful Conduct at any time during or following the termination of the Awardee’s Continuous Service, then the Administrator may, in its sole discretion, direct that:

i.    ~~(a)~~ all outstanding Awards held by such Awardee shall terminate in full;

ii.    ~~(b)~~ the Awardee shall pay to the Company an amount equal to the taxable income realized upon the exercise or redemption of any Options, Stock Appreciation Rights and Phantom Stock Units or any sale of the underlying Shares obtained from such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service; and

iii.    ~~(c)~~ the Awardee shall forfeit and return to the Company, as applicable, any unvested Shares pursuant to all outstanding Awards (other than Options, Stock Appreciation Rights and Phantom Stock Units) and/or pay to the Company the taxable income realized from the grant, vesting or sale of any Shares obtained pursuant to such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service.

iv.    ~~(d)~~ The Administrator shall determine the manner of the recovery of any such amounts which may be due to the Company and which may include, without limitation, set-off against any amounts which may be owed by the Company to the Awardee subject, in all cases, to Applicable Law and the terms and conditions of the applicable plan, arrangement or agreement.

(b)    Notwithstanding any provision of this Plan to the contrary, any Award made and any amount of cash or Shares delivered in settlement thereof to a Participant under this Plan is subject to being called for repayment to the Company in any situation where the Administrator determines that the Company’s Compensation Recovery Policy requires such repayment, or that repayment is otherwise required by the rules of any national securities exchange on which the Common Stock of the Company may be listed. The determination regarding repayment under this provision shall be within the sole discretion of the Administrator and shall be final and binding on the Participant and the Company.

(c)    ~~(e)~~ If any provision contained in this Section shall for any reason, whether by application of existing Applicable Law or law which may develop after the Awardee’s acceptance of the grant of Awards hereunder be determined by a court of competent jurisdiction to be overly broad, the Awardee agrees to join the Company or any of its Affiliates in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then Applicable Law.

12.10    Designation of Beneficiary.
(a)An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.    ADJUSTMENTS UPON CHANGES IN STOCK

13.1    Capitalization Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 4.1 (including the ISO Limit) and Section 4.4, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

13.2    Adjustments Upon a Change of Control. In the event of a Change of Control, as defined in Sections 2.10(a) through 2.10(d), such as an asset sale, merger, or change in Board composition, then the Administrator or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (i) assume or continue all or any part of the Awards outstanding under the Plan; (ii) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan; (iii) redeem or purchase such Awards for consideration determined in a manner consistent with the per Share consideration being paid to the other stockholders of the Company; or (iv) any combination of the foregoing. In the event any surviving entity or acquiring entity refuses to take such actions, then with respect to Awards held by Participants whose Continuous Service has not terminated, the Administrator in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Award equal to the product of (x) the excess, if any, of the Fair Market Value per Share of Common Stock at such time over the exercise, redemption or purchase price, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards upon such terms as the Administrator determines in its sole discretion; (3) provide for issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Administrator in its sole discretion; or (4) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, or Performance Share Unit that they must exercise or redeem any portion of such Award (including, at the discretion of the Administrator, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Administrator shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

13.3    Adjustments Upon a Dissolution or Liquidation. In the event of a Change of Control as defined in Section 2.10(e), such as a dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such event.

14.    AMENDMENT OF THE PLAN AND AWARDS

14.1    Amendment of Plan. The Administrator at any time, and from time to time, may amend the Plan. However, except as provided in Section 13.1 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company: (i) to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ or other securities exchange listing requirements, or other Applicable Law or regulation; (ii) in respect of any proposed amendment to Sections ~~6.5, 6.6~~6.8, 6.9 or 8.3(a)ii) hereof; or (iii) in respect of any proposed amendment to Section 11 hereof that would permit the repricing or cancellation and regrant of Options or Stock Appreciation Rights.

14.2    Stockholder Approval. The Administrator may, in its sole discretion, submit any other amendment to the Plan for stockholder approval or may resubmit the Plan for reapproval by stockholders, including, but not limited to, amendments to or reapproval of the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3    Contemplated Amendments. It is expressly contemplated that the Administrator may amend the Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

14.4    No Material Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.5    Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless: (i) the Company requests the consent of the Participant and the Participant consents in writing, (ii) such amendment is necessary pursuant to Section 12.7 hereof or otherwise to meet the minimum requirements of the Code or Applicable Law.

15.    TERMINATION OR SUSPENSION OF THE PLAN

15.1    Plan Term. The Administrator may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the later of the date that the amendment and restatement of the Plan is approved by the stockholders of the Company at the 2010 annual meeting, or the date any subsequent amendment to add shares to the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.2    No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant. Suspension or termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.    MISCELLANEOUS

16.1    Effective Date of Plan. The Plan, as amended and restated, shall become effective immediately upon its approval by the stockholders of the Company (the “Effective Date”). If the amended and restated Plan is not approved by the stockholders, all provisions of the Plan, as approved by the stockholders of the Company on May 2, 2008 shall remain effective.

16.2    Governing Law; Interpretation of Plan and Awards.

(a)This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New Jersey.

(b)In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

16.3    Limitation on Liability. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 9.2 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder.

(b)Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c)Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

16.4    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties.

16.5    Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

REVOCABLE PROXY
HEARTLAND PAYMENT SYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIECTORS.

The undersigned holder of Common Stock of Heartland Payment Systems, Inc. (the “Company”) hereby constitutes and appoints Robert O. Carr and Robert H.B. Baldwin, Jr. and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 300 Carnegie Center, Princeton, New Jersey 08540, on Friday, May 8, 2015 at 9:00 a.m. ET, or at any and all adjournments or postponements thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.
Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Said attorneys and proxies are hereby instructed to vote as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1-4 BELOW

Mark here if you plan to attend the meeting.

Mark here for address change.

Comments:

FOLD HERE - -PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold			For	Against	Abstain
1.	Election of the following seven (7) nominees to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified.	☐	☐	2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	Nominees:					For	Against	Abstain
	Robert O. Carr Robert Niehaus Jonathan J. Palmer Maureen Breakiron-Evans Marc J. Ostro, Ph.D. Richard W. Vague Mitchell L. Hollin			3.	To approve, by a non-binding advisory vote, our executive compensation.	☐	☐	☐
						For	Against	Abstain
				4.	To approve, our Second Amended and Restated 2008 Equity Incentive Plan.	☐	☐	☐

In their discretion, to vote upon such other matters as may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	Please be sure to date and sign this proxy card in the box below.	Date

Sign above Co-holder (if any) sign above

Please sign your name as it appears hereon. In the case of joint owners or tenants in common, each should sign. If signed as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.